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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Starz
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

STARZ
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700

April [    ], 2013

Dear Stockholder:

        You are cordially invited to attend our 2013 annual meeting of stockholders to be held at 2 p.m., local time, on June 6, 2013, at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, California 90210.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your continued support and interest in our company.

Very truly yours,
Christopher P. Albrecht Chief Executive Officer

        The proxy materials relating to the annual meeting will first be made available on or about April [    ], 2013.

STARZ
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 6, 2013

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Starz to be held at 2 p.m., local time, on June 6, 2013, at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, California 90210, telephone (310) 274-7777, to consider and vote on:

  1.
  A proposal to elect Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne to continue serving as Class III members of our board until the 2016 annual meeting of stockholders or their earlier resignation or removal (the election of directors proposal);

  2.
  A proposal to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading "Executive Compensation" (the say-on-pay proposal);

  3.
  A proposal to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held (the say-on-frequency proposal);

  4.
  A proposal to amend and restate our restated certificate of incorporation (the current charter) to recapitalize the company by deleting the provisions relating to our company's Capital and Starz tracking stock groups (the recapitalization proposal);

  5.
  A proposal to amend and restate the current charter to recapitalize our company by creating a new class of our company's common stock, which is divided into three series (the new class proposal);

  6.
  A proposal to amend and restate the current charter to reclassify each share of each series of our company's existing Liberty Capital common stock into one share of the corresponding series of our company's common stock (the reclassification proposal);

  7.
  A proposal to amend and restate the current charter to make certain conforming changes as a result of the foregoing (the conforming changes proposal); and

  8.
  A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013 (the auditors ratification proposal).

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting. We refer to the recapitalization proposal, the new class proposal, the reclassification proposal and the conforming changes proposal as the charter proposals. Although the charter proposals all relate to the same matter (that is, amending and restating our current charter to eliminate our historical tracking stock structure), we determined to "unbundle" this matter into the separate proposals described above so that you may communicate your view to the board of directors as to each proposal being voted on. Each of the charter proposals is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting.

        Holders of record of our Series A Liberty Capital common stock, par value $0.01 per share, and Series B Liberty Capital common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 17, 2013, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices in Englewood, Colorado for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee and "FOR" each of the say-on-pay proposal, the recapitalization proposal, the new class proposal, the reclassification proposal, the conforming changes proposal and the auditors ratification proposal. Our board of directors also recommends that you vote "FOR" the three year frequency option with respect to the say-on-frequency proposal.

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,
J. Steven Beabout Executive Vice President, General Counsel and Secretary

Englewood, Colorado
April [    ], 2013

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

i

ii

STARZ
a Delaware corporation
8900 Liberty Circle
Englewood, Colorado 80112
(720) 852-7700

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2013 Annual Meeting of Stockholders to be held at 2 p.m., local time, at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, California 90210, on June 6, 2013, or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A Liberty Capital common stock, par value $0.01 per share (STRZA), and Series B Liberty Capital common stock, par value $0.01 per share (STRZB). We refer to STRZA and STRZB together as our common stock.

THE ANNUAL MEETING

Time, Date and Place

        The annual meeting of the stockholders is to be held at 2 p.m., local time, on June 6, 2013, at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, California 90210.

Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the election of directors proposal, to elect Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne to continue serving as Class III members of our board until the 2016 annual meeting of stockholders or their earlier resignation or removal;

  •
  the say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers as described in this proxy statement under the heading "Executive Compensation";

  •
  the say-on-frequency proposal, to approve, on an advisory basis, the frequency at which future say-on-pay votes will be held;

  •
  the recapitalization proposal, to amend and restate our restated certificate of incorporation (the current charter) to recapitalize the company by deleting the provisions relating to our company's Capital and Starz tracking stock groups;

  •
  the new class proposal, to amend and restate the current charter to recapitalize our company by creating a new class of the company's common stock, which is divided into three series;

  •
  the reclassification proposal, to amend and restate the current charter to reclassify each share of each series of our company's existing Liberty Capital common stock into one share of the corresponding series of our company's common stock;

  •
  the conforming changes proposal, to amend and restate the current charter to make certain conforming changes as a result of the foregoing; and

  •
  the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013.

        We refer to the recapitalization proposal, the new class proposal, the reclassification proposal and the conforming changes proposal as the charter proposals. Although the charter proposals all relate to the same matter (that is, amending and restating our current charter to eliminate our historical tracking stock structure), we determined to "unbundle" this matter into the separate proposals described above so that you may communicate your view to the board of directors as to each proposal being voted on. Each of the charter proposals is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.

Quorum

        In order to carry on the business of the annual meeting, a quorum must be present. This means that at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date for the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if your proxy indicates that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) nevertheless will be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 17, 2013 (such date and time, the record date for the annual meeting), may vote at the annual meeting or at any adjournment or postponement thereof.

Votes Required

        Each director nominee who receives a plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, will be elected to office.

        Approval of each of the say-on-pay proposal and the auditors ratification proposal requires the affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        The say-on-frequency proposal provides for stockholders to vote for one of three potential frequencies (every one year, two years or three years) for future say-on-pay votes. Stockholders also have the option to abstain from such vote if they do not wish to express a preference. If one of such frequencies receives the affirmative vote of a majority of the votes cast on the say-on-frequency proposal by the holders of shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, the frequency receiving such majority vote will be the frequency selected by our board of directors for future say-on-pay votes.

        Approval of each of the charter proposals—the recapitalization proposal, the new class proposal, the reclassification proposal and the conforming changes proposal—requires the affirmative vote of a majority of the aggregate voting power of the shares of our common stock, outstanding on the record date, voting together as a single class. Each of the charter proposals is dependent on the others, and none of them will be implemented unless they are all approved at the annual meeting.

Votes You Have

        At the annual meeting, holders of shares of STRZA will have one vote per share and holders of shares of STRZB will have ten votes per share, in each case, that our records show are owned as of the record date.

Shares Outstanding

        As of the record date, an aggregate of [                ] shares of STRZA and [                ] shares of STRZB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, approximately [                ] and [                ] record holders of STRZA and STRZB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting. Alternatively, they may submit a proxy by telephone or through the Internet or they may complete, sign and return the enclosed paper proxy card. Instructions for voting by telephone or through the Internet and how to obtain a paper proxy card are printed on the proxy voting instructions attached to the proxy card. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by telephone, through the Internet or by mail even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the approval of that proposal or, in the case of the say-on-frequency proposal, will be voted "FOR" the three year frequency option.

        If you submit a proxy in which you indicate that you abstain from voting as to a proposal, it will have no effect if the proposal is the election of directors proposal or the say-on-frequency proposal, and it will have the same effect as a vote "AGAINST" any of the other proposals.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals is approved (assuming a quorum is present), other than the charter proposals. In this case, your shares will be counted as a vote "AGAINST" each charter proposal.

 Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee to vote your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, all the proposals described in this proxy statement other than the auditors ratification proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Starz, c/o Computershare Trust Company, N.A., P.O. Box 43102, Providence, Rhode Island 02940. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on June 6, 2013.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We will pay the cost of soliciting these proxies. We will also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment, unless you indicate otherwise in your proxy. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings. In January 2013, our company (formerly known as Liberty Media Corporation, Old LMC), completed the spin-off (the LMC Spin-Off) of our wholly-owned subsidiary Liberty Media Corporation (formerly known as Liberty Spinco, Inc., Liberty Media) through the distribution, by means of a dividend, of shares of Liberty Media's common stock to holders of Old LMC common stock. In this distribution, each holder of a share of Old LMC common stock received one share of the corresponding series of Liberty Media common stock. Therefore, for purposes of the presentation below, we have assumed that the shares of Old LMC beneficially owned by each person or entity appearing in the table below reflects shares of our common stock beneficially owned by each such person or entity following the LMC Spin-Off, except as otherwise described in the publicly available filings of each such person or entity.

        The security ownership information is given as of March 31, 2013 and, in the case of percentage ownership information, is based upon (1) 111,903,059 STRZA shares and (2) 9,882,238 STRZB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class (%)	Voting Power (%)
John C. Malone	STRZA	2,458,331	(1)	2.2	42.8
12300 Liberty Boulevard	STRZB	8,777,326	(1)	88.8
Englewood, CO 80112
Robert R. Bennett	STRZA	—	(2)	*	3.2
12300 Liberty Boulevard	STRZB	678,015	(2)	6.9
Englewood, CO 80112
Comcast QVC, Inc.	STRZA	6,762,579	(3)	6.0	3.2
c/o Comcast Corporation	STRZB	—		—
One Comcast Center
Philadelphia, PA 19103
Horizon Kinetics LLC	STRZA	6,175,074	(4)	5.5	2.9
470 Park Avenue South, 4th Floor South	STRZB	—		—
New York, NY 10016
S.A.C. Capital Advisors, L.P.	STRZA	5,911,262	(5)	5.3	2.8
72 Cummings Point Road	STRZB	—		—
Stamford, CT 06902
Gates Capital Management, Inc.	STRZA	5,953,817	(6)	5.3	2.8
1177 Ave. of the Americas, 32nd Floor	STRZB	—		—
New York, NY 10036

*
Less than one percent

(1)
Based on Amendment No. 2 to Schedule 13D, filed on January 9, 2013 by Mr. Malone, which states that Mr. Malone has sole dispositive power and voting power over 1,867,072 and 8,653,181

  STRZA and STRZB shares, respectively, and shared voting power and dispositive power over 591,259 and 124,145 STRZA and STRZB shares, respectively.

(2)
Based on Amendment No. 2 to Schedule 13D, filed on January 2, 2013 by Mr. Bennett, which states that Mr. Bennett has sole dispositive power and voting power over such shares.

(3)
Based on Amendment No. 1 to Schedule 13G, filed on February 13, 2012 by Comcast QVC, Inc., Comcast Programming Holdings, Inc., Comcast Holdings Corporation and Comcast Corporation, which states that each of such entities has shared voting power and dispositive power over such shares.

(4)
Based on the Schedule 13G, filed on January 26, 2012 by Horizon Kinetics LLC (Horizon), which states that Horizon has sole dispositive and sole voting power over such shares.

(5)
Based on Schedule 13G, filed on January 29, 2013 by S.A.C. Capital Advisors, L.P. (SAC LP), S.A.C. Capital Advisors, Inc. (SAC Inc.), S.A.C. Capital Associates, LLC (SAC LLC), CR Intrinsic Investors, LLC (CR Intrinsic) and Steven A. Cohen, which states that (i) SAC LP and SAC Inc. have shared voting power and dispositive power over 5,911,262 of such shares, (ii) SAC LLC has shared voting power and dispositive power over 5,909,200 of such shares, (iii) CR Intrinsic and Mr. Cohen have shared voting and dispositive power over 400,000 of such shares and (iv) Mr. Cohen has shared voting power and dispositive power over 5,911,262 of such shares. Each of SAC LP, SAC Inc., CR Intrinsic and Mr. Cohen disclaims beneficial ownership of such shares, and SAC LLC disclaims beneficial ownership of shares held by CR Intrinsic.

(6)
Based on Schedule 13G, filed on January 24, 2013 by Gates Capital Management, Inc., Gates Capital Partners, L.P., ECF Value Fund, L.P., ECF Value Fund II, L.P., ECF Value Fund International, Ltd. and Jeffrey L. Gates, which states that each of such entities or persons has shared voting power and dispositive power over such shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of each series of our common stock. The security ownership information is given as of March 31, 2013, and, in the case of percentage ownership information, is based upon (1) 111,903,059 STRZA shares and (2) 9,882,238 STRZB shares, in each case, outstanding on that date. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after March 31, 2013, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of STRZB, though convertible on a one-for-one basis into shares of STRZA, are reported as beneficial ownership of STRZB only, and not as beneficial ownership of STRZA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

        The number of shares indicated as owned by the persons in the table includes interests in shares held by the Liberty Media 401(k) Savings Plan as of March 31, 2013. The shares held by the trustee of the Liberty Media 401(k) Savings Plan for the benefit of these persons are voted as directed by such persons.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
Gregory B. Maffei	STRZA	2,479,496	(1)(2)	2.2	1.2
Chairman of the Board	STRZB	—			—
Christopher P. Albrecht	STRZA	427,549	(2)(3)	*	*
Chief Executive Officer and Director	STRZB			—	—
Irving L. Azoff	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
Derek Chang	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
Susan M. Lyne	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
Jeffrey F. Sagansky	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
Daniel E. Sanchez	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
Charles Y. Tanabe	STRZA	148,502	(1)(2)(3)	*	*
Director	STRZB	—		—	—
Robert S. Wiesenthal	STRZA	6,480	(2)	*	*
Director	STRZB	—		—	—
J. Steven Beabout	STRZA	48,382	(1)(2)(3)	*	*
Executive Vice President, General Counsel and Secretary	STRZB	—		—	—
Glenn E. Curtis	STRZA	90,746	(1)(2)(3)	*	*
President	STRZB	—		—	—
Edward L. Huguez	STRZA	61,431	(1)(2)(3)	*	*
President of Sales and Affiliate Marketing, Starz Entertainment, LLC	STRZB	—		—	—
Scott D. Macdonald	STRZA	58,622	(2)(3)	*	*
Chief Financial Officer, Executive Vice President and Treasurer	STRZB	—		—	—
Carmi D. Zlotnik	STRZA	88,140	(2)(3)	*	*
Managing Director, Starz Entertainment, LLC	STRZB	—		—	—
All directors and executive officers as a group (14 persons)	STRZA	3,441,748	(1)(2)(3)	3.1	1.6
	STRZB	—		—	—

*
Less than one percent

(1)
Includes shares held in the Liberty Media 401(k) Savings Plan as follows:

STRZA
Gregory B. Maffei	12,480
Charles Y. Tanabe	1,523
J. Steven Beabout	710
Glenn E. Curtis	631
Edward L. Huguez	1,013

Total	16,357

(2)
Includes restricted shares, none of which are vested, as follows:

STRZA
Gregory B. Maffei	820,127
Christopher P. Albrecht	101,220
Irving L. Azoff	6,480
Derek Chang	6,480
Susan M. Lyne	6,480
Jeffrey F. Sagansky	6,480
Daniel E. Sanchez	6,480
Charles Y. Tanabe	119,164
Robert S. Wiesenthal	6,480
J. Steven Beabout	23,041
Glenn E. Curtis	38,018
Edward L. Huguez	20,622
Scott D. Macdonald	31,074
Carmi D. Zlotnik	32,020

Total	1,224,166

(3)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options and stock appreciation rights exercisable within 60 days after March 31, 2013.

STRZA
Gregory B. Maffei	746,271
Christopher P. Albrecht	325,374
Charles Y. Tanabe	14,760
J. Steven Beabout	24,631
Glenn E. Curtis	52,097
Edward L. Huguez	39,796
Scott D. Macdonald	25,719
Carmi D. Zlotnik	56,120

Total	1,284,768

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of nine directors, divided among three classes. Our Class III directors, whose term will expire at the annual meeting, are Gregory B. Maffei, Irving L. Azoff and Susan M. Lyne. These directors are nominated for election to our board to continue to serve as Class III directors, and we have been informed that each of Messrs. Maffei and Azoff and Ms. Lyne are willing to continue to serve as directors of our company. The term of the Class III directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2016. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2014, are Christopher P. Albrecht, Daniel E. Sanchez and Robert S. Wiesenthal. Our Class II directors, whose term will expire at the annual meeting of our stockholders in the year 2015, are Derek Chang, Jeffrey F. Sagansky and Charles Y. Tanabe. On February 27, 2013, Derek Chang informed the company that, in connection with his acceptance of employment with another programming company, he would be resigning from the board of directors of the company. Mr. Chang is expected to resign on June 6, 2013. The nominating and corporate governance committee of our board of directors may determine to select or nominate a replacement for Mr. Chang at anytime from and following the date of this proxy statement, which time may precede the 2013 annual meeting. If and when Mr. Chang's replacement is elected to the board, we will announce that information by filing a Current Report on Form 8-K.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the three nominees for election as directors at the annual meeting and the five directors of our company whose term of office will continue after the annual meeting, as well as Mr. Chang, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. All positions referenced in the table below with our company include, where applicable, positions with our predecessors. The number of shares of our common stock beneficially owned by each director, as of March 31, 2013, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

Nominees for Election as Directors

  Gregory B. Maffei

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  Age:  52

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  Chairman of the Board and a director of our company.

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  Professional Background:  Mr. Maffei has served as the Chairman of the Board of our company since January 2013. He previously served as President and Chief Executive Officer of our predecessor, Old LMC, from May 2007 to January 2013. He has served as a director and the President and Chief Executive Officer of Liberty Media since August 2012. He has served as the President and Chief Executive Officer of Liberty Interactive Corporation (including its predecessors Liberty Interactive) since February 2006. Mr. Maffei also served as its CEO-Elect from November 2005 through February 2006.

  •
  Other Public Company Directorships:  Mr. Maffei has served as a director of (i) Electronic Arts, Inc. since June 2003, (ii) Zillow, Inc. since May 2005, (iii) Liberty Interactive since November 2005, (iv) Sirius XM Radio Inc. (Sirius) since March 2009, (v) Live Nation Entertainment, Inc. since February 2011, (vi) Barnes & Noble, Inc. (Barnes & Noble) since September 2011, (vii) Liberty Media since August 2012 and (viii) TripAdvisor, Inc. (TripAdvisor) since February 2013. Mr. Maffei served as a director of DIRECTV from November 2009 to June 2010 and as a director of its predecessor, The DirecTV Group, Inc. (Old DTV), from February 2008 to November 2009.

  •
  Board Membership Qualifications:  Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at Liberty Media and Liberty Interactive and his public company board experience. He provides our board with executive leadership perspective on the operation and management of large public companies and risk management principles.

  Irving L. Azoff

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  Age:  65

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  A director of our company.

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  Professional Background:  Mr. Azoff has served as a member of the board of directors of Starz since January 2013. Mr. Azoff is the personal manager of the Eagles, who he has managed since 1974, Christina Aquilera, Van Halen and Steely Dan. He served as a director of Live Nation from January 2010 to December 2012, and served as Chairman of the Board of Live Nation from February 2011 to December 2012. He has also served as Chairman and Chief Executive Officer of Front Line Management Group, Inc. (Front Line) from January 2005 to December 2012. Before joining Live Nation in 2010, Mr. Azoff was Chief Executive Officer of Ticketmaster Entertainment, Inc. (Ticketmaster) from October 2008 to January 2010.

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  Other Public Company Directorships:  Mr. Azoff has served as a director of Clear Channel Communications, Inc. since September 2010.

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  Board Membership Qualifications:  Mr. Azoff brings to our board extensive experience in the entertainment industry and leadership skills acquired while building Front Line and serving in a variety of capacities with Live Nation and Ticketmaster. Mr. Azoff's wide array of experience in multiple facets of the entertainment industry gives him an in-depth understanding of the entertainment industry and brings a unique and comprehensive perspective to our board.

  Susan M. Lyne

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  Age:  62

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  A director of our company.

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  Professional Background:  Ms. Lyne has served as a member of the board of directors of Starz since January 2013. Ms. Lyne has served as the Executive Vice President and Chief Executive Officer, Brand Group of AOL, Inc. since February 2013. She has served as the Vice Chairman of Gilt Groupe, Inc. (Gilt Groupe) since February 2013, having previously served as the Chairman from September 2010 to February 2013. Previously, she was Gilt Groupe's Chief Executive Officer from September 2008 to September 2010. Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc. (Martha Stewart Living)

    from November 2004 to June 2008. Ms. Lyne is also a trustee of Rockefeller University and The New School.

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  Other Public Company Directorships:  Ms. Lyne served as a director of AOL, Inc. from December 2009 to February 2013. She previously served on the board of directors of CIT Group from October 2006 to November 2009 and the board of directors of Martha Stewart Living from June 2004 to July 2008.

  •
  Board Membership Qualifications:  Ms. Lyne brings to our board extensive experience, expertise and background in interactive media and internet marketing, as well as corporate leadership experience gained from her former service as the Chief Executive Officer of Gilt Groupe and Martha Stewart Living.

  Directors Whose Term Expires in 2014

  Christopher P. Albrecht

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  Age:  60

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  Chief Executive Officer and a director of our company.

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  Professional Background:  Mr. Albrecht has served as Chief Executive Officer and a director of our company since January 2013. He has served as Chief Executive Officer of Starz, LLC since January 2010 and served as President of Starz, LLC from January 2010 to February 2012. He has served as Chief Executive Officer of Starz Entertainment, LLC (Starz Entertainment) since January 2010 and served as Chairman of Starz Entertainment from January 2010 to February 2012. He came to Starz, LLC from Foresee Entertainment, which he founded in 2008. Mr. Albrecht spent more than 20 years at HBO and was Chairman and Chief Executive Officer from 2002 to 2007. Before becoming Chairman, he spent seven years as President of HBO Original Programming.

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  Other Public Company Directorships:  None.

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  Board Membership Qualifications:  As our company's Chief Executive Officer, Mr. Albrecht has been responsible for building and leading a global entertainment brand. As a result of his experience in significant leadership positions in the cable industry, including HBO, Mr. Albrecht provides our company and our board with strategic and creative insights based on an in-depth knowledge of the media and entertainment industry.

  Daniel E. Sanchez

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  Age:  50

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  A director of our company.

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  Professional Background:  Mr. Sanchez has served as a director of our company since January 2013. Since January 2007, Mr. Sanchez has engaged in the private practice of law, representing individual and business clients in a variety of non-litigation areas. In 2012 Mr. Sanchez earned his masters degree in tax law (LL.M.), and his practice is currently focused on the area of tax planning. He is a full member of the Board of Ethics of the City of Stamford, CT, and was appointed to that position by the mayor in 2012.

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  Other Public Company Directorships:  None.

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  Board Membership Qualifications:  Mr. Sanchez brings a unique legal perspective to our company's board of directors, focused in particular on tax law. Mr. Sanchez's perspective and expertise assist the board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

  Robert S. Wiesenthal

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  Age:  46

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  A director of our company.

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  Professional Background:  Mr. Wiesenthal has served as a director of our company since January 2013. Mr. Wiesenthal joined Warner Music group as Chief Operating Officer in January of 2013. From 2000 to 2012, Mr. Wiesenthal held various positions at Sony Corporation including: Group Executive, Sony Corporation; Executive Vice President and Chief Financial Officer, Sony Corporation of America; and Executive Vice President and Chief Strategy Officer, Sony Entertainment, Inc.; and President at Sony/ATV International. He was a member of Sony Pictures Entertainment's Operating Committee and sat on the board of directors of Sony Music Entertainment, Sony Ericsson Mobile Communications, Sony/ATV Music Publishing LLC and EMI Music Publishing Group, Inc. Prior to joining Sony, Mr. Wiesenthal was associated with Credit Suisse First Boston, joining the firm's Mergers and Acquisitions Group in 1988, the firm's Media Group in 1993 and, from 1999 to 2000, serving as Managing Director and head of the firm's Entertainment and Digital Media practices.

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  Other Public Company Directorships:  Mr. Wiesenthal has served as a director and the Chairman of the audit committee of the board of directors of TripAdvisor since December 2011 and as a director and member of the compensation committee of the board of directors of Entercom Communications Corp. since April 2004.

  •
  Board Membership Qualifications:  Mr. Wiesenthal brings to our board significant experience in the media and entertainment industry, having an extensive background in media programming across a variety of platforms, as well as executive leadership experience with the management and operation of companies in the entertainment sector. His professional expertise, combined with his continued involvement in the media and entertainment industry and significant financial experience, makes Mr. Wiesenthal a valuable member of our board. He is also an important resource with respect to the financial services firms that our company engages from time to time.

  Directors Whose Term Expires in 2015

  Derek Chang

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  Age:  45

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  A director of our company.

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  Professional Background:  Mr. Chang has served as a director of our company since January 2013, although he is expected to resign from the board of directors on June 6, 2013. Mr. Chang served as the Executive Vice President of Content Strategy and Development of DIRECTV (and its predecessor, Old DTV) from March 2007 to January 2013. He has served as the Managing Director of Asia Pacific operations for Scripps Networks Interactive, Inc. since April 2013. Mr. Chang served as Executive Vice President–Finance and Strategy of Charter Communications, Inc. from December 2003 to April 2005 and as its interim Chief Financial Officer from August 2004 to April 2005. He also served as Executive Vice President–Development of the Yankees Entertainment and Sports Network from its inception in 2001 to January 2003.

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  Other Public Company Directorships:  None.

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  Board Membership Qualifications:  Mr. Chang is known as a leading strategy and development executive in the satellite and cable television industry, and brings to our board in-depth knowledge of the distribution side of the media and telecommunications industry. He is an important resource with respect to content and programming strategy and distribution.

  Jeffrey F. Sagansky

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  Age:  61

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  A director of our company.

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  Professional Background:  Mr. Sagansky has served as a director of our company since January 2013. He served as President of Global Eagle Acquisition Corp. from April 2011 to January 2013. Mr. Sagansky has served as Chairman and co-founder of Hemisphere Capital Management LLC, a private motion picture and television finance company since 2008. From February 2009 to April 2011 he served as Non-Executive Chairman of RHI Entertainment, Inc. From September 2007 to February 2009 Mr. Sagansky served as Co-Chairman of Peace Arch Entertainment Group and from January 2007 to June 2012 he served as Chairman of Elm Tree Partners, a private casino development company. Mr. Sagansky previously served as the Chief Executive Officer of Paxson Communications, Co-President of Sony Pictures Entertainment and Chief Executive Officer of CBS Entertainment

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  Other Public Company Directorships:  Mr. Sagansky has served as a director of Global Eagle Entertainment, Inc. since January 2013. He has served as a director of Scripps Networks Interactive since July 2008 and previously served as a director of RHI Entertainment, Inc. from February 2009 to April 2011 and of Peace Arch Entertainment Group Inc. from September 2007 to February 2009.

  •
  Board Membership Qualifications:  Mr. Sagansky brings to our board in-depth knowledge of the media and telecommunications industry, as well as executive leadership experience with the management and operations of companies in the entertainment sector. He has extensive experience in television operations, distribution and production, which makes him a valued member of our board. His professional expertise and executive leadership perspective on the operation and management of public companies in the television industry provides our board with valued strategic insights into the industry.

  Charles Y. Tanabe

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  Age:  61

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  A director of our company.

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  Professional Background:  Mr. Tanabe has served as a director of our company since January 2013. He served as an Executive Vice President and the General Counsel of our predecessor, Old LMC, from May 2007 to December 2012. Mr. Tanabe also served as an Executive Vice President of Liberty Interactive from January 2007 to December 2012 and as the General Counsel from January 1999 to December 2012. He also served as a Senior Vice President of Liberty Interactive from January 1999 to December 2006 and as the Secretary from April 2001 to December 2007.

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  Other Public Company Directorships:  Mr. Tanabe has served as a director of Sirius since January 2013.

  •
  Board Membership Qualifications:  Mr. Tanabe brings significant operational and legal experience based on his senior positions with Old LMC and Liberty Interactive. He provides our board with executive leadership perspective on the legal operations and management of large public companies in the media and entertainment industry and risk management policies. Mr. Tanabe also provides our board with an in-depth knowledge of our corporate history and the corporate history of our predecessor, Old LMC.

Vote and Recommendation

        A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the annual meeting and are voted in person or by proxy, voting together as a single class, is required to elect each of Messrs. Maffei and Azoff and Ms. Lyne as Class III members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

 PROPOSAL 2—THE SAY-ON-PAY PROPOSAL

        We are providing our stockholders the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as described below in accordance with certain amendments to Section 14A of the Securities Exchange Act of 1934 (the Exchange Act). This advisory vote is often referred to as the "say-on-pay" vote and allows our stockholders to express their views on the overall compensation paid to our named executive officers. Our company values the views of its stockholders and is committed to excellence in the design and effectiveness of our company's executive compensation program.

        We are seeking stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement in accordance with applicable SEC rules, which include the disclosures under "Compensation Discussion and Analysis," the compensation tables (including all related footnotes) and any additional narrative discussion of compensation included herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices with respect to their compensation, each as described in this proxy statement. Stockholders are encouraged to read the "Compensation Discussion and Analysis" section of this proxy statement, which provides an overview of our company's executive compensation policies and procedures, including how they are designed to achieve the performance objectives of our company and of each of our named executive officers individually.

        Accordingly, our board of directors is asking stockholders to approve the following advisory resolution at the 2013 Annual Meeting of Stockholders:

    "RESOLVED, that the stockholders of Starz hereby approve, on an advisory basis, the compensation paid to our company's named executive officers, as disclosed in this proxy statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related narrative discussion."

Advisory Vote

        Although this vote is advisory and non-binding on our board of directors and our company, our board of directors and the compensation committee, which is responsible for designing and administering our company's executive compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation policies and decisions for named executive officers.

Vote and Recommendation

        This advisory resolution will be considered approved if it receives the affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

        Our board of directors recommends a vote "FOR" the approval of the say-on-pay proposal.

 PROPOSAL 3—THE SAY-ON-FREQUENCY PROPOSAL

        In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are submitting for stockholder consideration a separate resolution for an advisory vote as to whether a stockholder vote to approve the compensation paid to our named executive officers should occur every one, two or three years.

        After consideration, our board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate policy for us.

        Our board of directors believes an advisory vote every three years would allow stockholders to focus on overall compensation objectives rather than the details of individual compensation decisions. Doing so would be compatible with our compensation philosophy which focuses on compensating our executives in a way that ensures that they have a continuing stake in our long-term success. An advisory vote every three years would allow stockholders to consider the achievement of performance objectives by our executives that focus on mid- to long-term strategies as opposed to immediate results and would allow stockholders to engage in more thoughtful analysis of our company's executive compensation program by providing more time between votes. As a result, our board of directors recommends a vote for the holding of advisory votes on named executive officer compensation every three years.

        You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstaining from voting when you vote in response to the following resolution:

    "RESOLVED, that the option of once every one year, two years or three years that receives a majority of the affirmative votes cast for this resolution will be determined to be the frequency for the advisory vote on the compensation of the named executive officers as disclosed pursuant to the SEC's compensation disclosure rules that has been selected by Starz's stockholders."

Vote and Recommendation

        Stockholders will be able to cast their vote for one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not being asked to vote to approve or disapprove our board of director's recommendation.

        If one of the frequencies receives the affirmative vote of a majority of the votes cast on the say-on-frequency proposal by the holders of shares of our common stock that are present, in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, the frequency receiving such majority vote will be the frequency selected by our board of directors for future executive compensation votes. If no frequency receives the requisite majority, our board of directors will carefully consider the outcome of the vote and decide the frequency at which future advisory votes on executive compensation will be held.

        Our board of directors recommends that stockholders vote FOR "Three Years" with respect to the frequency with which stockholders are provided an advisory vote on the compensation paid to our named executive officers.

PROPOSALS 4-7—THE CHARTER PROPOSALS

        On February 27, 2013, our board of directors adopted a resolution approving and declaring advisable the amendment and restatement of our current charter to delete provisions relating to the company's Capital and Starz tracking stock groups, through the four related charter proposals: the recapitalization proposal, the new class proposal, the reclassification proposal and the conforming changes proposal. If all four charter proposals are approved at the annual meeting, the charter will be amended and restated to remove all language relating to tracking stocks, which have not been used since November 2011. Each of the charter proposals is described below. While each charter proposal is related and therefore conditioned on approval of the other three charter proposals, we have "unbundled" them so that you may communicate your view to the board of directors as to each proposal being voted on.

        The recapitalization proposal.    Under this proposal, the company will be recapitalized by deleting provisions relating to the company's Capital and Starz tracking stock groups.

        The new class proposal.    Under this proposal, the company will be recapitalized by creating a new class of the company's common stock, which is divided into three series.

        The reclassification proposal.    Under this proposal, we will reclassify each share of each series of the company's existing Liberty Capital common stock into one share of the corresponding series of the company's common stock.

        The conforming changes proposal.    Under this proposal, we will make certain conforming changes that will be necessary as a result of the implementation of the recapitalization proposal, the new class proposal and the reclassification proposal.

        Our board of directors believes that, in light of the company no longer utilizing tracking stock groups, the removal of provisions relating to the company's Capital and Starz tracking stock groups is appropriate. If our stockholders approve the amended and restated charter (the new charter), the new charter will become effective upon the filing of the new charter with the Secretary of State of the State of Delaware.

        Our board of directors is asking stockholders to approve the following resolutions at the 2013 Annual Meeting of Stockholders:

    "RESOLVED, that the stockholders of Starz hereby approve the amending and restating of the current charter to effect the recapitalization of the company by deleting charter provisions relating to the company's Capital and Starz tracking stock groups.

    RESOLVED, that the stockholders of Starz hereby approve the amending and restating of the current charter to effect the recapitalization of the company by creating a new class of the company's common stock, which is divided into three series.

    RESOLVED, that the stockholders of Starz hereby approve the amending and restating of the current charter to effect the reclassification of each share of each series of the company's existing Liberty Capital common stock into one share of the corresponding series of the company's common stock.

    RESOLVED, that the stockholders of Starz hereby approve the amending and restating of the current charter to make certain conforming changes as a result of the recapitalization proposal, the new class proposal and the reclassification proposal."

 Background and Reasons for the Charter Proposals

        We continually review our business and our company as a whole as we seek to execute our business strategies and increase stockholder value. As a result of this review process, we concluded that the removal of the tracking stock language from our charter would simplify the charter and permit us to bring greater clarity to our stockholders in regards to our capitalization and stock structure. Upon management's recommendation and after consultation with our legal advisors, our board of directors determined that amending and restating the charter would be in the best interests of our company and our stockholders.

Description of Existing Liberty Capital Common Stock Under Our Current Charter and Comparison to Starz Common Stock Under Our New Charter

        The following is a description of (i) the terms of the existing Liberty Capital common stock under our current charter and (ii) the terms of the Starz common stock under our new charter, including a comparison of such terms. The following discussion is qualified by reference to the full text of our restated charter, which is included as Annex A to this proxy statement.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter
Authorized Capital Stock

Starz is authorized to issue up to 12.275 billion shares of Starz common stock, of which 2 billion are designated as Series A Liberty Capital common stock, 75 million are designated as Series B Liberty Capital common stock and 2 billion are designated as Series C Liberty Capital common stock. See Article IV, Section A.1 of the current charter.
Starz is authorized to issue up to 4.125 billion shares of Starz common stock, of which 2 billion are designated as Series A common stock, 75 million are designated as Series B common stock and 2 billion are designated as Series C common stock. See Article IV of Annex A.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter
Dividends and Securities Distributions

Starz is permitted to pay dividends on Liberty Capital common stock out of the lesser of its assets legally available for the payment of dividends under Delaware law and the "Capital Group Available Dividend Amount" (defined generally as the excess of the total assets less the total liabilities of the Capital Group over the par value, or any greater amount determined to be capital in respect of, all outstanding shares of Liberty Capital common stock or, if there is no such excess, an amount equal to the earnings or loss attributable to the Capital Group (if positive) for the fiscal year in which such dividend is to be paid and/or the preceding fiscal year). If dividends are paid on any series of Liberty Capital common stock, an equal per share dividend will be concurrently paid on the other series of Liberty Capital common stock. See Article IV, Section A.2.(c)(i) of the current charter.

Starz is permitted to make (i) share distributions of (A) Series A or Series C shares of Liberty Capital common stock to holders of all series of Liberty Capital common stock, on an equal per share basis; and (B)  Series A Liberty Capital common stock to holders of Series A Liberty Capital common stock and, on an equal per share basis, shares of Series B Liberty Capital common stock to holders of Series B Liberty Capital common stock and, on an equal per share basis, shares of Series C Liberty Capital common stock to holders of Series C Liberty Capital common stock; and (ii) share distributions of any other class or series of Starz's securities or the securities of any other person to holders of all series of Liberty Capital common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section A.2.(d) of the current charter.

The dividend provisions applicable to the Starz common stock under our new charter are substantively similar to those applicable to the Liberty Capital common stock under our current charter. See Article IV, Section B.3 of Annex A

Starz is permitted to make (i) share distributions of (A) Series C shares of Starz common stock to holders of all series of Starz common stock, on an equal per share basis; and (B) on an equal per share basis, Series A common stock to holders of Series A common stock and, on an equal per share basis, shares of Series B common stock to holders of Series B common stock and, on an equal per share basis, shares of Series C common stock to holders of Series C common stock; and (ii) share distributions of any other class or series of Starz's securities or the securities of any other person to holders of all series of existing Starz common stock, on an equal per share basis, subject to certain limitations. See Article IV, Section B.4. of Annex A.

Conversion at Option of Holder

Each Series B share of Liberty Capital common stock is convertible, at the option of the holder, into one Series A share of Liberty Capital common stock. Series A and Series C shares of Liberty Capital common stock are not convertible at the option of the holder. See Article IV, Section A.2.(b)(i)(B) of the current charter.
The conversion rights (and limitations thereon) applicable to the Starz common stock under our new charter are substantially similar to those applicable to the Liberty Capital common stock under our current charter. See Article IV, Section B.2.(a) of Annex A.
Conversion at Option of Issuer

Starz could convert each share of Series A, Series B and Series C Liberty Capital common stock into a number of shares of the corresponding series of Liberty Starz common stock at a ratio based on the relative trading prices of the Series A Liberty Capital common stock (or another series of Liberty Capital common stock subject to certain limitations) and the Series A Liberty Starz common stock (or another series of Liberty Starz common stock, subject to certain limitations) over a specified 20-trading day period. See Article IV, Section A.2(b) of the current charter.	Starz would no longer have the option to convert any series of Starz common stock.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter
Optional Redemption for Stock of a Subsidiary

Starz may redeem outstanding shares of Liberty Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group (and may or may not hold assets and liabilities attributed to the Starz Group), provided that its board of directors seeks and receives the approval to such redemption of holders of Liberty Capital common stock, voting together as a separate class. See Article IV, Section A.2.(e)(i) of the current charter.	Starz would no longer have the option to redeem outstanding shares of common stock for shares of common stock of a subsidiary.
Mandatory Dividend, Redemption and Conversion Rights on Disposition of Assets

If Starz disposes, in one transaction or a series of transactions, of all or substantially all of the assets of the Capital Group, it is required to choose one of the following four alternatives, unless its board obtains approval of the holders of Liberty Capital common stock to not take such action or the disposition qualifies under a specified exemption (in which case Starz will not be required to take any of the following actions):	Starz would no longer be required to take any such action upon the disposition of all or substantially all of the assets of the company.
• pay a dividend to holders of Liberty Capital common stock out of the available net proceeds of such disposition; or

•

if there are legally sufficient assets and the Capital Group Available Dividend Amount would have been sufficient to pay a dividend, then: (i) if the disposition involves all of the properties and assets of the Capital Group, redeem all outstanding shares of Liberty Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition, or (ii) if the disposition involves substantially all (but not all) of the properties and assets of the Capital Group, redeem a portion of the outstanding shares of Liberty Capital common stock in exchange for cash and/or securities or other assets with a fair value equal to the available net proceeds of such disposition; or

• convert each outstanding share of each series of Liberty Capital common stock into a number of shares of the corresponding series of Liberty Starz common stock at a specified premium; or

•

combine a conversion of a portion of the outstanding shares of Liberty Capital common stock into a number of shares of the corresponding series of Liberty Starz common stock with either the payment of a dividend on or a redemption of shares of Liberty Capital common stock, subject to certain limitations. See Article IV, Section A.2.(e)(ii) of the current charter.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter
Voting Rights

Holders of Series A Liberty Capital common stock are entitled to one vote for each share of such stock held and holders of Series B Liberty Capital common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C Liberty Capital common stock are not entitled to any voting powers (including with respect to any class votes taken in accordance with the terms of the current charter), except as otherwise required by Delaware law. When so required, holders of Series C Liberty Capital common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section A.2.(a) of the current charter.

In connection with certain dispositions of Capital Group assets as described above, the Starz board may determine to seek approval of the holders of Liberty Capital common stock, voting together as a separate class, to avoid effecting a mandatory dividend, redemption or conversion under the current charter. See Article IV, Section A.2.(e)(ii) of the current charter.

Starz may not redeem outstanding shares of Liberty Capital common stock for shares of common stock of a subsidiary that holds assets and liabilities attributed to the Capital Group unless its board of directors seeks and receives the approval to such redemption of holders of Liberty Capital common stock, voting together as a separate class. See Article IV, Section A.2.(e)(iv) of the current charter.

The current charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Starz's outstanding voting securities, voting together as a single class. See Article IX of the current charter.

Holders of our Series A common stock are entitled to one vote for each share of such stock held and holders of our Series B common stock are entitled to ten votes for each share of such stock held on all matters submitted to a vote of its stockholders. Holders of Series C common stock are not entitled to any voting power (including with respect to any class votes taken in accordance with the terms of the new charter), except as otherwise required by Delaware law. When so required, holders of our Series C common stock will be entitled to 1/100th of a vote for each share of such stock held. See Article IV, Section B.1. of Annex A.

The new charter imposes supermajority voting requirements in connection with certain charter amendments and other extraordinary transactions which have not been approved by 75% of the directors then in office. When these requirements apply, the threshold vote required is 66 2/3% of the aggregate voting power of Starz's outstanding voting securities, voting together as a single class. See Article IX of Annex A.

Inter-Group Interest

Under our current charter, from time to time, the Starz board may determine to create an inter-group interest in the Starz Group in favor of the Capital Group, or vice versa, subject to the terms of the current charter.	Starz would no longer be able to create inter-group interests.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter

If the Starz Group has an inter-group interest in the Capital Group at such time as any extraordinary action is taken with respect to the Liberty Capital common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Capital Group's assets), the Starz board will consider what actions are required, or permitted, to be taken under the current charter with respect to the Starz Group's inter-group interest in the Capital Group. For example, in some instances, the Starz board may determine that a portion of the aggregate consideration that is available for distribution to holders of Liberty Capital common stock must be allocated to the Starz Group to compensate the Starz Group on a pro rata basis for its interest in the Capital Group.

Similarly, if the Capital Group has an inter-group interest in the Starz Group at such time as any extraordinary action is taken with respect to the Liberty Starz common stock (such as the payment of a dividend, a share distribution, the redemption of such stock for stock of a subsidiary or an action required to be taken in connection with a disposition of all or substantially all of the Starz Group's assets), the Starz board will consider what actions are required, or permitted, to be taken under the current charter with respect to the Capital Group's inter-group interest in the Starz Group.
All such board determinations will be made in accordance with the current charter and applicable Delaware law.
Liquidation

Upon Starz's liquidation, dissolution or winding up, holders of shares of Liberty Capital common stock will be entitled to receive in respect of such stock their proportionate interests in Starz's assets, if any, remaining for distribution to holders of common stock (regardless of the group to which such assets are then attributed) in proportion to their respective number of liquidation units per share. See Article IV, Section A.2.(g)(i) of the current charter.
Upon Starz's liquidation, dissolution or winding up, holders of shares of Starz common stock will be entitled to receive in respect of such stock their proportionate interests on a share for share basis in Starz's assets, if any, remaining for distribution to holders of common stock. See Article IV, Section B.6. of Annex A.

Existing Liberty Capital Common Stock Under Our Current Charter	Starz Common Stock Under our New Charter

Each share of Liberty Capital common stock will be entitled to a number of liquidation units equal to the amount (calculated to the nearest five decimal places) obtained by dividing (x) the average of the daily volume weighted average prices of the Series A Liberty Capital common stock over the 20-trading day (with a "trading day" defined as each day on which the share of common stock is traded on the Nasdaq Stock Market) period commencing on (and including) the first trading day on which the Series A Liberty Capital common stock trades in the "regular way" market, by (y) the average of the daily volume weighted average prices of the Series A Liberty Starz common stock over the 20-trading day period referenced in clause (x). See Article IV, Section A.2.(g)(ii) of the current charter.

Other Provisions of the New Charter

        The new charter will also contain the following terms. The following terms and provisions of the new charter are substantially similar to the corresponding terms and provisions of the current charter.

  Authorized Share Capital

        Our authorized capital stock will consist of four billion, one hundred twenty five million (4,125,000,000) shares, of which four billion, seventy five million (4,075,000,000) shares will be designated common stock, par value $0.01 per share, and fifty million (50,000,000) shares will be designated preferred stock, par value $0.01 per share. Our common stock will be divided into three series (as described above). The difference between the aggregate number of shares of capital stock under the new charter and the current charter is that the capital structure of Starz under the new charter no longer includes the number of authorized shares of Liberty Starz common stock.

  Preferred Stock

        The new charter authorizes the board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including:

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  the designation of the series;

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  the number of authorized shares of the series, which number our board may subsequently increase or decrease but not below the number of such shares of such series of preferred stock then outstanding;

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  the dividend rate or amounts, if any, payable on the shares and, in the case of cumulative dividends, the date or dates from which dividends on all shares of the series will be cumulative and the relative preferences or rights of priority or participation with respect to such dividends;

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  the rights of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative preferences or rights of priority of payment;

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  the rights, if any, of holders of the series to convert into or exchange for other classes or series of stock or indebtedness and the terms and conditions of any such conversion or exchange, including provision for adjustments within the discretion of our board;

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  the voting rights, if any, of the holders of the series;

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  the terms and conditions, if any, for us to purchase or redeem the shares of the series; and

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  any other relative rights, preferences and limitations of the series.

        We believe that the ability of our board of directors to issue one or more series of our preferred stock will provide us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded.

        Although we have no intention at the present time of doing so, our company could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock

  Board of Directors

        Our new charter provides that, subject to any rights of the holders of any series of preferred stock to elect additional directors, the number of our directors will not be less than three and the exact number will be fixed from time to time by a resolution of our board. The members of our board, other than those who may be elected by holders of any preferred stock, will be divided into three classes. Each class consists, as nearly as possible, of a number of directors equal to one-third of the then authorized number of board members. The term of office of our Class I directors expires at the annual meeting of our stockholders in 2014. The term of office of our Class II directors expires at the annual meeting of our stockholders in 2015. The term of office of our Class III directors expires at the annual meeting of our stockholders in 2013. At each annual meeting of our stockholders, the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of our stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

        Our new charter provides that, subject to the rights of the holders of any series of our preferred stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the aggregate voting power of our outstanding capital stock entitled to vote on such matter voting together as a single class.

        Our new charter provides that, subject to the rights of the holders of any series of our preferred stock, vacancies on our board resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on our board, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is assigned, and until that director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting our board will shorten the term of any incumbent director, except as may be provided in any certificate of designation with respect to a series of our preferred stock with respect to any additional director elected by the holders of that series of our preferred stock.

        These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of our board by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of our board. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of us.

  Limitation on Liability and Indemnification

        To the fullest extent permitted by Delaware law, our directors are not liable to our company or any of its stockholders for monetary damages for breaches of fiduciary duties as a director. In addition, our company indemnifies, to the fullest extent permitted by applicable law, any person involved in any suit or action by reason of the fact that such person is a director or officer of our company or, at our request, a director, officer, employee or agent of another corporation or entity, against all liability, loss and expenses incurred by such person. We will pay expenses of a director or officer in defending any proceeding in advance of its final disposition, provided that such payment is made upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to indemnification.

  No Stockholder Action by Written Consent; Special Meetings

        Our new charter provides that, except as provided in the terms of any series of preferred stock, any action required to be taken or which may be taken at any annual or special meeting of the stockholders may not be taken without a meeting and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of any series of our preferred stock, special meetings of our stockholders for any purpose or purposes may be called only by our Secretary (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding shares of our Series A common stock, Series B common stock and, if applicable, our preferred stock, entitled to vote thereon or (ii) at the request of at least 75% of the members of our board of directors then in office.

  Amendments

        Our new charter provides that, subject to the rights of the holders of any series of our preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of our outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of our charter or to add or insert any provision in our charter, provided that the foregoing enhanced voting requirement will not apply to any adoption, amendment, repeal, addition or insertion (1) as to which Delaware law does not require the consent of our stockholders or (2) which has been approved by at least 75% of the members of our board then in office. Our new charter further provides that the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of our outstanding capital stock entitled to vote on such matter, voting together as a single class, is required to adopt, amend or repeal any provision of our bylaws, provided that the board of directors may adopt, amend or repeal the bylaws by the affirmative vote of not less than 75% of the members of our board then in office.

  Supermajority Voting Provisions

        In addition to the supermajority voting provisions discussed under "—Amendments" above, our new charter provides that, subject to the rights of the holders of any series of our preferred stock, the affirmative vote of the holders of at least 66 2/3% of the aggregate voting power of our outstanding capital stock entitled to vote on such matter, voting together as a single class, is required for:

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  the merger or consolidation of our company with or into any other corporation, provided, that the foregoing voting provision will not apply to any such merger or consolidation (1) as to which the laws of the State of Delaware, as then in effect, do not require the consent of our stockholders, or (2) that at least 75% of the members of our board of directors then in office have approved;

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  the sale, lease or exchange of all, or substantially all, of our assets, provided, that the foregoing voting provisions will not apply to any such sale, lease or exchange that at least 75% of the members of our board of directors then in office have approved; or

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  our dissolution, provided, that the foregoing voting provision will not apply to such dissolution if at least 75% of the members of our board of directors then in office have approved such dissolution.

  Section 203 of the Delaware General Corporation Law

        Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder." An "interested stockholder" for this purpose generally is a stockholder who is directly or indirectly a beneficial owner of 15% or more of the outstanding voting power of a Delaware corporation. This provision prohibits certain business combinations between an interested stockholder including certain related persons and a corporation for a period of three years after the date on which the stockholder became an interested stockholder, unless: (1) prior to the time that a stockholder became an interested stockholder, either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors, (2) the interested stockholder acquired at least 85% of the voting power of the corporation in the transaction in which the stockholder became an interested stockholder, or (3) the business combination is approved by a majority of the board of directors and the affirmative vote of the holders of 66 2/3% of the outstanding voting power of the shares not owned by the interested stockholder at or subsequent to the time that the stockholder became an interested stockholder. Starz is subject to Section 203.

Vote and Recommendation

        Approval of the charter proposals requires the affirmative vote of a majority of the aggregate voting power of the shares of our common stock outstanding on the record date, voting together as a single class. If all four charter proposals are approved at the annual meeting, the charter will be amended and restated to remove all provisions relating to our predecessor's tracking stock structure.

        Our board of directors unanimously recommends a vote "FOR" the approval of the charter proposals.

 PROPOSAL 8—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2013.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

Audit Fees and All Other Fees

        The following table presents fees for professional audit services rendered by KPMG LLP and its international affiliates for the audit of our consolidated financial statements for 2012 and 2011 and the separate financial statements of one of our subsidiaries, and fees billed for other services rendered by KPMG LLP. The following does not reflect fees paid by Old LMC to KPMG LLP:

	2012	2011
Audit fees(1)	$989,708	$906,000
Audit related fees(2)	327,491	67,853

Audit and audit related fees	1,317,199	973,853
Tax fees(3)	22,097	17,446

Total fees	$1,339,296	$991,299

(1)
Audit fees include fees for the audit and quarterly reviews of our 2012 and 2011 consolidated financial statements and the audit of the 2012 and 2011 consolidated financial statements of one of our subsidiaries.

(2)
Audit related fees include fees billed in the respective periods for reviews of debt offerings and registration statements and for professional consultations with respect to accounting issues affecting our financial statements.

(3)
Consist of tax compliance fees only as we have not been billed any tax fees by KPMG LLP because we are included in Old LMC's consolidated federal and state income tax returns.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

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  audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects under $100,000 are expected to total $500,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Robert S. Wiesenthal currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        Through the date of the LMC Spin-Off, Old LMC managed the pre-approval of our audit fees and non-audit services, and all services provided by our independent auditor during such time were approved in accordance with the terms of the policies of Old LMC, which were identical to those described above.

Vote and Recommendation

        The affirmative vote of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Christopher P. Albrecht, our Chief Executive Officer, who also serves as a director of our company and who is listed under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company. All positions referenced in the table below with our company include, where applicable, positions with our predecessors.

Name	Positions
Glenn E. Curtis Age: 53	President of our company since January 2013 and President of our subsidiaries Starz, LLC and Starz Entertainment, LLC (Starz Entertainment) since February 2012. Executive Vice President of Starz, LLC from August 2006 to February 2012, Chief Financial Officer of Starz, LLC from August 2006 to June 2012, Chief Financial Officer of Starz Entertainment from August 2006 to June 2012 and Executive Vice President of Starz Entertainment from August 2006 to February 2012.
Scott D. Macdonald Age: 51
Chief Financial Officer, Executive Vice President and Treasurer of our company since January 2013 and of our subsidiaries Starz, LLC and Starz Entertainment since June 2012. Executive Vice President of Finance and Accounting and Treasurer of Starz, LLC and Starz Entertainment from June 2008 to June 2012.
J. Steven Beabout Age: 59	Executive Vice President, General Counsel and Secretary of our company since January 2013 and of our subsidiaries Starz, LLC and Starz Entertainment since August 2006 and June 2002, respectively.
Edward L. Huguez Age: 55
President of Sales and Affiliate Marketing of our subsidiary Starz Entertainment since November 2012, and Executive Vice President, Affiliate Sales and Marketing of Starz Entertainment from August 2006 to November 2012.
Carmi D. Zlotnik Age: 53	Managing Director of our subsidiary Starz Entertainment since February 2012, and Executive Vice President and Managing Director of our subsidiary Starz Media, LLC from May 2010 to February 2012.

        Our executive officers will serve in such capacities until the next annual meeting of our board of directors, or until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past ten years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        During the year ended December 31, 2012 and prior to the LMC Spin-Off, our executive officers and directors (with the exception of Mr. Maffei, who served as the Chief Executive Officer and a director of Old LMC) had no obligations with respect to filing the reports described above pursuant to Section 16(a) of the Exchange Act. However, with respect to our predecessor Old LMC, Old LMC has reported that, during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to Old LMC's officers, directors and greater than ten-percent beneficial owners were met with the exception of one Form 4 filed late by Robert R. Bennett, who was a director of Old LMC.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.starz.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Irving L. Azoff, Derek Chang, Susan M. Lyne, Jeffrey F. Sagansky and Robert S. Wiesenthal qualifies as an independent director of our company.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal", our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, investment banking, legal practice and music entertainment. Our board is also chronologically diverse with our members' ages spanning three decades. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Our board has separated the positions of Chairman of the Board and Chief Executive Officer (principal executive officer). Gregory B. Maffei holds the position of Chairman, leads our board and board meetings and provides strategic guidance to our Chief Executive Officer. Christopher P. Albrecht holds the position of Chief Executive Officer, leads our management team and is responsible for driving the performance of our company. We believe this division of responsibility effectively assists our board in fulfilling its duties.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee is responsible for overseeing the management of risks relating to the compensation arrangements of our senior executives, and our nominating and corporate governance committee manages risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from our Chief Executive Officer, which are prepared with input from our senior management team, and includes input from our internal audit group.

Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are Gregory B. Maffei and Christopher P. Albrecht. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is Susan M. Lyne and whose other members are Jeffrey F. Sagansky and Robert S. Wiesenthal. See "—Director Independence" above.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other executive officers. The compensation committee also reviews and approves the compensation of all officers of our company at the level of senior vice president or above, including our Chief Executive Officer, and such other persons as the compensation committee may determine from time to time. For a description of our processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer and outside consultants in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.starz.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Susan M. Lyne Jeffrey F. Sagansky Robert S. Wiesenthal

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee whose members are Irving L. Azoff, Derek Chang and Susan M. Lyne. See "—Director Independence" above. Each meeting of the nominating and corporate governance committee is chaired by a member of the committee, on a rotational basis.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such nominations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Starz, 8900 Liberty Circle, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

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  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

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  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner and any other person(s) (including their names) under which the proposing stockholder is making the nomination;

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the proposing stockholder intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation that the proposing stockholder is a holder of record of our common stock entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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  a representation as to whether the proposing stockholder has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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  a representation as to whether and the extent to which any hedging, derivative or other transactions has been entered into with respect to our company within the last six months by, or is in effect with respect to, the proposing stockholder, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the proposing stockholder, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

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  independence from management;

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  his or her unique background, including education, professional experience and relevant skill sets;

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  judgment, skill, integrity and reputation;

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  existing commitments to other businesses as a director, executive or owner;

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  personal conflicts of interest, if any; and

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  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is essential that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. Maffei and Azoff and Ms. Lyne, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.starz.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is Robert S. Wiesenthal and whose other members are Derek Chang and Jeffrey F. Sagansky. See "—Director Independence" above.

        Our board of directors has determined that Mr. Wiesenthal is an "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

  •
  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

  •
  reviewing compliance with and the adequacy of our existing significant accounting and financial policies;

  •
  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

  •
  confirming compliance with applicable SEC and stock exchange rules; and

  •
  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.starz.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. Mr. Wiesenthal is the company's "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, Communications With Audit Committees, plus the additional matters required to be discussed by the Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance, as modified or supplemented, including that firm's judgment about the quality of our accounting principles, as applied in our financial reporting.

        KPMG has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed on February 27, 2013 with the SEC.

Submitted by the Members of the Audit Committee Robert S. Wiesenthal Derek Chang Jeffrey F. Sagansky

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        Our board of directors as constituted under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal" held no meetings during 2012 as they did not take office until the effective time of the LMC Spin-Off. During 2012, there were 7 meetings of the board of directors of our predecessor Old LMC, 1 meeting of its executive committee, 13 meetings of its compensation committee, 1 meeting of its nominating and corporate governance committee and 4 meetings of its audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. Our 2013 annual meeting will be the first annual stockholders meeting that our company has held since the LMC Spin-Off. All but 3 of the board members of our predecessor Old LMC then-serving attended Old LMC's 2012 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Starz, 8900 Liberty Circle, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        As described above, our board of directors as constituted under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal" held no meetings during 2012. Thus, in 2012, there were no meetings of our current independent directors at executive sessions without management participation. There were, however, 2 meetings of the independent directors of our predecessor Old LMC in 2012 in executive sessions without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Starz, c/o Starz, 8900 Liberty Circle, Englewood, Colorado 80112. The current independent directors of our company are Irving L. Azoff, Derek Chang, Susan M. Lyne, Jeffrey F. Sagansky and Robert S. Wiesenthal.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid to the following persons (who we refer to as our named executive officers) who served in the following capacities with Starz, LLC, our wholly-owned subsidiary (unless otherwise noted), as of December 31, 2012:

  •
  Christopher P. Albrecht, Chief Executive Officer;

  •
  Glenn E. Curtis, President since February 2012 (previously, Chief Financial Officer);

  •
  Scott D. Macdonald, Chief Financial Officer, Executive Vice President and Treasurer since June 2012 (previously, Executive Vice President of Finance and Accounting and Treasurer);

  •
  Steven Beabout, Executive Vice President, General Counsel and Secretary;

  •
  Edward L. Huguez, President of Sales and Affiliate Marketing, Starz Entertainment;

  •
  Carmi D. Zlotnik, Managing Director, Starz Entertainment.

Compensation Discussion and Analysis

  Effect of the LMC Spin-Off

        In January 2013, we completed the separation of our former wholly-owned subsidiary Liberty Media by means of a pro-rata dividend (the LMC Spin-Off) of shares of Liberty Media to our stockholders. Following the LMC Spin-Off, we retained the businesses of our wholly-owned subsidiary, Starz LLC, and all other businesses, assets and liabilities of Old LMC are included in Liberty Media. For simplicity, when we refer to "we" or "our company" throughout this disclosure, we are referring to Starz, LLC prior to the LMC Spin-Off and Starz as it stands today following the LMC Spin-Off. When we refer to "Old LMC," we are referring to our company as it existed prior to the LMC Spin-Off.

        Due to the relative significance of Liberty Media to Old LMC (the legal spinnor) and the continued involvement of Old LMC's senior management with Liberty Media following the LMC Spin-Off, Liberty Media is treated as the "accounting successor" to Old LMC for financial reporting purposes, notwithstanding the legal form of the LMC Spin-Off previously described. As a result, the historical financial statements of Old LMC will continue to be the historical financial statements of Liberty Media, and our historical financial information is deemed to be the financial information of Starz, LLC (including for purposes of our Annual Report on Form 10-K for the year ended December 31, 2012, into which a portion of this proxy statement is being incorporated by reference). Consistent with this accounting and financial reporting framework, we believe the most useful compensation information to our stockholders is the disclosure regarding the Starz, LLC management team. We understand that Liberty Media intends to report separately the compensation disclosure of the Old LMC management team in place at December 31, 2012.

  Overview

        During calendar year 2012, we were a wholly-owned subsidiary of Old LMC. As a result, the 2012 compensation of our named executive officers, including our Chief Executive Officer, was determined solely by Old LMC and its Chief Executive Officer, Gregory B. Maffei. Our human resources department (working within guidelines provided by Old LMC) had the responsibility of establishing, implementing and regularly monitoring adherence to our compensation philosophy for the remainder of our named executive officers. The compensation committee of the board of directors of Old LMC was responsible for establishing and approving the compensation of our Chief Executive Officer and Chief Financial Officers in 2012, as well as the equity components of the compensation of our other named executive officers in 2012, as noted below. Following the LMC Spin-Off, the Starz compensation committee has the responsibility of establishing, implementing and regularly monitoring adherence to our compensation philosophy for our Chief Executive Officer and all of our other named executive officers.

  Philosophy; Setting Executive Compensation

        During 2012, our compensation philosophy sought to align the interests of the named executive officers with those of Old LMC with the ultimate goal of appropriately motivating and rewarding our executives in order to increase Old LMC's stockholder value. Following the LMC Spin-Off, that philosophy now seeks to align the interests of our named executive officers with those of our stockholders, with the ultimate goal of appropriately motivating and rewarding our executives in order to increase our stockholder value. Accordingly, we believe that our compensation packages should assist our company in attracting, retaining and motivating key executives critical to our long-term success. To that end, the compensation packages provided to the named executive officers seek to maintain the appropriate balance among short-term and long-term compensation, cash and equity compensation and performance-based compensation. Annual equity-based awards granted to our named executive officers in 2012 were granted under Old LMC's incentive plans, and we have assumed those plans as our own in the LMC Spin-Off.

        We believe that each named executive officer should receive a compensation package that is commensurate with the responsibilities and proven performance of that executive and competitive relative to the compensation packages paid to similarly situated executives at companies in our industry. In that regard, we and Old LMC management (with the input of Mr. Albrecht) used the Cable Programmers/Broadcast Networks Compensation Survey, sponsored by the Cable and Telecommunications Human Resources Association (the CTHRA Survey), as a guide to ensure that the compensation packages of our named executive officers (other than Mr. Albrecht's, which was governed by his existing employment agreement) are reasonable as compared to our industry peers. The 2012 CTHRA Survey covers 46 cable programmers, national broadcast networks and other media companies. We set a general guideline for target total compensation at the mean for similar positions in similarly sized companies as outlined in the CTHRA Survey. In addition, we used the Radford Global Technology Survey (the Radford Survey), which covers 1,791 companies, varying in size and industry, in 2012 as a guide when constructing the compensation package of Mr. Macdonald following his promotion to Chief Financial Officer in June 2012 so that it would be generally commensurate with the compensation packages of other corporate chief financial officers. In approving each named executive officer's compensation package (other than Mr. Albrecht, for the reasons cited above), we and Old LMC management also took into account:

  •
  each element of the named executive officer's historical compensation, including salary, bonus, equity compensation, perquisites and other personal benefits;

  •
  corporate financial performance compared to internal forecasts and budgets;

  •
  the scope of the named executive officer's responsibilities;

  •
  the performance of the group reporting to the named executive officer; and

  •
  as to each named executive officer, the performance evaluations and compensation recommendations of the Chief Executive Officer (described in more detail below).

        The 2012 compensation package of our Chief Executive Officer is governed by the terms of his employment agreement. See "—Executive Compensation Arrangements—Christopher P. Albrecht" below for more information. This compensation package was not based on any benchmarking analysis; rather, it was based on the familiarity of Mr. Maffei and the Old LMC compensation committee with the range of total compensation paid by companies of similar size and complexity within our industry.

  Role of Chief Executive Officer in Compensation Decisions

        In designing the compensation packages of our named executive officers (other than our Chief Executive Officer), recommendations were obtained from our Chief Executive Officer. Mr. Albrecht's recommendations were based on his evaluation of the performance and contributions of the other named executive officers, given their respective areas of responsibility. When making recommendations, our Chief Executive Officer considers various qualitative factors such as:

  •
  the named executive officer's experience and overall effectiveness;

  •
  the named executive officer's performance against individual performance goals;

  •
  the responsibilities of the named executive officer, including any changes to those responsibilities over the year;

  •
  the named executive officer's demonstrated leadership and management ability;

  •
  the named executive officer's compensation relative to other executives at our company with similar, greater or lesser responsibilities;

  •
  the named executive officer's compensation relative to compensation paid to similarly situated executives at companies within our industry;

  •
  the named executive officer's years of service with us; and

  •
  the performance of any group for which the named executive officer is primarily responsible.

  Elements of 2012 Executive Compensation

        For 2012 the principal components of compensation for the named executive officers were:

  •
  base salary;

  •
  a performance-based bonus, payable in cash, and, in the case of Mr. Albrecht, a discretionary bonus, payable in cash;

  •
  a grant of equity incentive awards, other than to Mr. Albrecht;

  •
  in the case of Mr. Albrecht, grants of equity incentive awards in connection with the Option Modification Program; and

  •
  deferred compensation arrangements.

        Base Salary.    The base salaries of the named executive officers are reviewed on an annual basis (other than for Mr. Albrecht, whose salary is governed by his employment agreement), as well as at the time of any change in responsibilities. Typically, after establishing a named executive officer's base salary, salary increases are limited to adjustments based on an evaluation of such named executive officer's job performance, any changes in the scope of such named executive officer's responsibilities, and such named executive officer's salary level compared to other named executive officers. Based on the foregoing factors, the base salaries of Messrs. Beabout, Huguez and Zlotnik were all increased in 2012 by approximately 4-6% in recognition of favorable evaluations of each such named executive officer's 2011 job performance. The base salaries of Messrs. Curtis and Macdonald were instead increased by 8-9% primarily to reflect their promotions. These salary increases were effective mid-year 2012, consistent with historical practice. Pursuant to the terms of Mr. Albrecht's employment agreement, Mr. Albrecht's salary was not increased in 2012.

        2012 Performance-based Bonuses.    For 2012, we adopted an annual, performance-based bonus program for our employees, including each of our named executive officers. The program was adopted and approved in 2012 by our then-parent company, Old LMC; however, the amounts payable to our named executive officers under the program were reviewed and approved by the Starz compensation committee because the LMC Spin-Off had been completed before such payments were determined.

        Pursuant to the program, each participant in the program is assigned a target annual incentive award equal to a percentage of the employee's annual base salary which would be paid based upon Starz, LLC's actual revenue and Adjusted OIBDA results for 2012. In calculating the performance-based bonuses payable to our named executive officers, we define Adjusted OIBDA as revenue less programming costs, production and acquisition costs, home video cost of sales, operating expenses, advertising and marketing costs and general administrative expenses. We consider these performance measures to be key measures of our operating performance. The target annual incentive awards are determined based upon the applicable employee's position and responsibilities. Target bonuses for 2012 (expressed as a percentage of annual base salary, calculated using (i) the named executive officer's actual base salary for January 1, 2012 to June 30, 2012 (before giving effect to each named executive officer's respective salary increase) and (ii) the named executive officer's actual base salary for the remainder of the year (after giving effect to each named executive officer's respective salary increase) for Messrs. Albrecht, Beabout, Huguez and Zlotnik were as follows: Mr. Albrecht: 75%, Mr. Beabout: 40%; Mr. Huguez: 40% and Mr. Zlotnik: 50%. Prior to his promotion in February 2012, Mr. Curtis's target bonus for 2012 (expressed as a percentage of his annual base salary) was 50%, and, following his promotion, Mr. Curtis' target bonus was increased (for the portion of the calendar year during which he held his new position) to 75% of his base salary. Similarly, prior to his promotion in June 2012, Mr. Macdonald's target bonus for 2012 (expressed as a percentage of his annual base salary) was 40%, and, following his promotion, Mr. Macdonald's target bonus was increased (for the portion of the calendar year during which he held his new position) to 50% of his base salary. Thus, for purposes of calculating the target bonus percentages and base salaries to be used in computing the payouts under the program for Messrs. Curtis and Macdonald, we utilized a structure by which we calculated a portion of their payouts based on their pre-promotion program metrics and base salaries and the other portion on their post-promotion program metrics and base salaries to arrive at payouts that accurately reflect what each of Messrs. Curtis and Macdonald were entitled to under the program based on the change in their positions and responsibilities during 2012.

        Payouts under the program range from a threshold payout of 50% of the targeted bonus amount if the actual performance metrics equal 85% of the annual budgeted amounts to a maximum payout of 150% of the targeted annual bonus amount if the actual performance metrics equal or exceed 120% of the annual budgeted amounts. We achieved actual revenue of $1,630.7 million (which was 101.92% of the revised budgeted amount (described below) of $1,600 million) and Adjusted OIBDA of $444.8 million (which was 98.08% of the revised budgeted amount of $453.6 million) for the year ended December 31, 2012. The budget was revised to reflect the reduction in 2012 revenue and operating income resulting from the fact that certain titles from The Weinstein Company that we expected to acquire in 2012 will not be acquired until 2013. Prior to this adjustment, actual revenue and Adjusted OIBDA were 100.77% and 97.77% of budget, respectively. The performance-based bonus for each named executive officer was then calculated as follows:

Name	Target Bonus	Actual Revenue Performance (as a percentage of Target Payout)	Adjusted OIBDA Performance (as a percentage of Target Payout)	Total Payout
Christopher P. Albrecht	$750,000	101.92%	98.08%	$750,000
Glenn E. Curtis	$420,033	101.92%	98.08%	$420,033
Scott D. Macdonald	$193,412	101.92%	98.08%	$193,412
J. Steven Beabout	$211,683	101.92%	98.08%	$211,683
Edward L. Huguez	$173,041	101.92%	98.08%	$173,041
Carmi D. Zlotnik	$338,805	101.92%	98.08%	$338,805

For more information on these awards, see "—Grants of Plan-Based Awards" below.

        Discretionary Bonuses.    From time to time, we may also grant discretionary bonus payments to reward employees for performance above expected levels, increased levels of responsibility or other factors that may not have been considered when the employee's base salary or equity compensation was set. In addition to his participation in the performance-based bonus program, Mr. Albrecht also received a discretionary bonus payment in 2012 of $100,000 in recognition of his exceptional performance and strategic initiatives during 2012. See "—Executive Compensation Arrangements—Christopher P. Albrecht" below.

        Equity Incentive Compensation.    Consistent with our compensation philosophy, prior to the LMC Spin-Off, we sought to align the interests of our named executive officers with those of Old LMC's stockholders by awarding stock-based incentive compensation. In keeping with this philosophy, following the LMC Spin-Off, we seek to align the interests of our named executive officers with those of our stockholders by continuing to award stock-based incentive compensation. This ensures that our executives have a continuing stake in our long-term consolidated success.

        Our incentive plans (which were assumed by our company in the LMC Spin-Off) provide for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights, cash awards and performance awards. Our executives are granted stock options and awards of restricted stock in preference to other awards because of our belief (and, prior to the LMC Spin-Off, Old LMC's belief) that options and restricted shares better promote retention of key employees through the continuing, long-term nature of an equity investment. The value of the equity incentive awards to be granted are determined in consideration of the overall compensation package to be paid to the named executive officer and in 2012 were approved by the compensation committee of the board of directors of Old LMC. Following the LMC Spin-Off, all of our equity incentive awards are approved by the compensation committee of the Starz board of directors.

        Stock options are awarded with an exercise price equal to fair market value on the date of grant, measured by reference to the closing sale price on the grant date. It is our policy to make such option grants in the first quarter of the year (with the exception of Mr. Albrecht, who received an option grant at year-end in 2011 because he had not received any equity awards since the execution of his employment agreement almost two years earlier). The grants made in March 2012 to our named executive officers (other than Mr. Albrecht, who had, at the time, recently received an option grant in December 2011) vest in equal amounts quarterly over four years from the date the grant was made. For more information regarding these equity incentive grants, please see the "Outstanding Equity Awards at Fiscal Year-End" table below.

        Option Modification Program.    In December 2012, in response to the wide-spread "fiscal cliff" concerns, the Old LMC compensation committee determined to complete an equity modification program (the Option Modification Program) based on its reported belief that the corporate tax rate will decrease in 2013 and beyond. At the time, Old LMC reported that Old LMC anticipated its employees would become employed by Liberty Media following the LMC Spin-Off, that Liberty Media would have limited amounts of taxable income compared to Old LMC (the parent company of Starz, LLC) and that the LMC Spin-Off would result in the loss of the ability to take the compensation deduction against Starz, LLC's income in future years. Old LMC also reported its belief that, by realizing the compensation deduction in 2012, Old LMC would ensure having the benefit of the deduction and would realize the compensation deduction in respect of the affected incentive awards at a potentially higher corporate tax rate than if such deduction were realized in later years.

        On December 4, 2012 (the Grant Date), the Old LMC compensation committee approved the acceleration of each unvested in-the-money option to acquire shares of LMCA held by certain of its and its subsidiaries' officers (collectively, the Eligible Optionholders), including Mr. Albrecht. Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, substantially all of his or her outstanding in-the-money vested and unvested options to acquire LMCA shares (the Eligible Options), and:

  •
  with respect to each vested Eligible Option, Old LMC granted the Eligible Optionholder a vested new option with substantially the same terms and conditions as the exercised vested Eligible Option, except that the exercise price for the new option was the closing price per LMCA share, as applicable, on The Nasdaq Global Select Market on the Grant Date; and

  •
  with respect to each unvested Eligible Option:

  •
  the Eligible Optionholder sold to Old LMC the shares of LMCA received upon exercise of such unvested Eligible Option on the Grant Date for cash equal to the closing price of LMCA on The Nasdaq Global Select Market on the Grant Date;

  •
  Each Eligible Optionholder used the proceeds of that sale to purchase from Old LMC at that price an equal number of restricted LMCA shares, as applicable, which have a vesting schedule identical to that of the exercised unvested Eligible Option; and

  •
  Old LMC granted the Eligible Optionholder an unvested new option, with substantially the same terms and conditions as the exercised unvested Eligible Option, except that (a) the number of shares underlying the new option is equal to the number of shares underlying such exercised unvested Eligible Option less the number of restricted shares purchased from Old LMC as described above and (b) the exercise price of the new option is the closing price of LMCA on The Nasdaq Global Select Market on the Grant Date.

        The Old LMC compensation committee reported its expectation that the number of outstanding awards under its incentive plans (which plans our company assumed in connection with the LMC Spin-Off) would not increase as a result of the Option Modification Program described above. For more information regarding these awards granted to Mr. Albrecht, please see the "Grants of Plan-Based Awards" table below.

        Deferred Compensation Plan.    The 2007 Starz, LLC Deferred Compensation Plan (as amended and restated) was established to help accommodate the tax and estate planning objectives of a select group of management or highly compensated employees, as determined by the committee administering the plan. Under that plan, participants may elect to defer up to 100% of such employee's annual base salary, any bonus and payments received under the Starz Entertainment Group, LLC 2006 Long-Term Incentive Plan (the Starz Entertainment LTIP) and the Overture Films, LLC 2006 Long-Term Incentive Plan. Compensation deferred under the plan that otherwise would have been received in 2012 earns interest at the rate of 9% per annum, compounded quarterly, for the period of the deferral. For more information on this plan, see "—Executive Compensation Arrangements—2007 Deferred Compensation Plan" and the "—Nonqualified Deferred Compensation Plans" table below.

  Employment Arrangements with Certain Named Executive Officers

        Mr. Albrecht is the only named executive officer with an employment agreement. For a detailed description of his employment agreement, see "—Executive Compensation Arrangements—Christopher P. Albrecht" below.

  Deductibility of Executive Compensation

        In developing the 2012 compensation packages for the named executive officers, the deductibility of executive compensation under Section 162(m) of the Code was considered. However, in order to maintain flexibility in making compensation decisions, Old LMC did not require us to ensure that all 2012 compensation would be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code). That provision prohibits the deduction of compensation of more than $1 million paid to certain executives, subject to certain exceptions. One exception is for performance-based compensation, including equity and non-equity awards granted under Old LMC's incentive plans. Portions of the compensation we paid to certain of the named executive officers prior to the LMC Spin-Off may not be deductible due to the application of Section 162(m) of the Code.

        Since the LMC Spin-Off, our compensation committee has not adopted a policy requiring all compensation to be deductible under Section 162(m) of the Code, in order to maintain flexibility in making compensation decisions. Portions of the compensation we pay to certain of our named executive officers from and following 2013 may not be deductible due to the application of Section 162(m) of the Code.

  Policy on Restatements

        In those instances where we grant equity-based incentive compensation, Old LMC's policy (which policy our compensation committee has not changed following the LMC Spin-Off) was to include, in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of the compensation committee of our board of directors, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, the compensation committee of our board of directors may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or our company's stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of our company's stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of our company's stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation Table

Name and Principal Position (as of 12/31/12)	Year	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)(3)(4)	Total ($)
Christopher P. Albrecht	2012	1,000,000	100,000	(5)	—	11,010,798	(6)	750,000	—	25,834	12,886,632
Chief Executive Officer	2011	1,000,000	500,000		—	3,260,186		767,506	—	25,334	5,553,026
Glenn E. Curtis	2012	580,641	—		—	1,193,085		420,033	—	25,834	2,219,593
President	2011	533,201	—		—	533,708		273,495	2,789	25,334	1,368,527
Scott D. Macdonald(7)	2012	425,499	—		—	994,238		193,412	5,536	25,751	1,644,436
Chief Financial Officer, Executive Vice President and Treasurer
J. Steven Beabout(7)	2012	528,695	—		—	795,390		211,683	28,890	25,834	1,590,492
Executive Vice President, General Counsel and Secretary
Edward L. Huguez	2012	431,858	—		—	994,238		173,041	14,168	25,746	1,639,051
President of Sales and Affiliate	2011	409,076	—		—	426,966		167,412	15,451	25,196	1,044,101
Marketing, Starz Entertainment
Carmi D. Zlotnik	2012	676,750	—		—	1,193,085		338,805	—	22,408	2,231,048
Managing Director, Starz	2011	648,838	—		—	533,708		332,404	—	22,313	1,537,263
Entertainment

(1)
Except with respect to the amount reported for Mr. Albrecht in 2012 (see note (6) below), reflects the grant date fair value of stock option awards for each named executive officer, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2012 (which are included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2013 (the 2012 10-K)).

(2)
Reflects the above-market earnings credited during 2012 to the deferred compensation accounts of each applicable named executive officer. See "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Deferred Compensation Plan," and "—Nonqualified Deferred Compensation Plans."

(3)
Our personnel, including our named executive officers, participate, and prior to the LMC Spin-Off, participated, in the Liberty Media 401(k) Savings Plan. This plan provides employees with an opportunity to save for retirement. Prior to the LMC Spin-Off, the Liberty Media 401(k) Savings Plan participants contribute up to 75% of their eligible compensation on a pre-tax basis to the plan and an additional 10% of their eligible compensation on an after-tax basis (subject to specified maximums and IRS limits), and we contributed a matching contribution based on the participants' own contributions up to the maximum matching contribution set forth in the plan. Participant contributions to the Liberty Media 401(k) Savings Plan are fully vested upon contribution.

  Included in this column, with respect to each named executive officer are the following matching contributions made by our company to the Liberty Media 401(k) Savings Plan:

	Amounts ($)
Name	2012	2011
Christopher P. Albrecht	25,000	24,500
Glenn E. Curtis	25,000	24,500
Scott D. Macdonald	25,000	—
J. Steven Beabout	25,000	—
Edward L. Huguez	25,000	24,500
Carmi D. Zlotnik	21,574	21,479
(4)
Included in this column are the following basic life and accidental death and dismemberment premiums paid on behalf of each of the named executive officer:

	Amounts ($)
Name	2012	2011
Christopher P. Albrecht	834	834
Glenn E. Curtis	834	834
Scott D. Macdonald	751	—
J. Steven Beabout	834	—
Edward L. Huguez	746	696
Carmi D. Zlotnik	834	834
(5)
Represents a discretionary bonus awarded to Mr. Albrecht. See "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Discretionary Bonuses."

(6)
Reflects the incremental fair value of the equity incentive awards received by Mr. Albrecht in the Option Modification Program, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2012 (which are included in our 2012 10-K).

(7)
Compensation information has been included for 2012 only, as Messrs. Macdonald and Beabout were not named executive officers in 2011.

Executive Compensation Arrangements

  Christopher P. Albrecht

        December 2009 Agreement.    In December 2009, Starz, LLC entered into an employment agreement with Mr. Albrecht which provided for a four year employment term beginning January 1, 2010 and ending December 31, 2013. Thereafter it will continue from year to year (which is referred to as the Extended Term) until either Mr. Albrecht or Starz, LLC provides notice of non-renewal at least 180 days prior to the expiration of the initial term of his employment agreement or any Extended Term. The employment agreement provides for a base annual salary of $1 million and also provides that Mr. Albrecht will be eligible for a discretionary annual bonus equal to 75% of his base salary based on corporate and individual performance criteria to be determined by, prior to the LMC Spin-Off, the compensation committee of Old LMC's board of directors in conjunction with Old LMC's Chief Executive Officer. Following the LMC Spin-Off, such determinations will be made by the Starz compensation committee. Pursuant to his employment agreement, Mr. Albrecht is also entitled to participate in group life, health, accident, disability or hospitalization insurance plans and retirement plans and to receive such other benefits and perquisites as Starz, LLC may make available to its other senior executive employees as a group.

        As part of the consideration payable to Mr. Albrecht during the term of his employment agreement, Mr. Albrecht was granted options (the Multi-Year Award) to acquire shares of Series A Liberty Starz common stock of Liberty Interactive, Old LMC's former parent company. As a result of certain adjustments made to the Multi-Year Award over the years (including adjustments made in connection with the LMC Spin-Off) and the Option Modification Program, the awards which comprised Mr. Albrecht's Multi-Year Award were adjusted such that his Multi-Year Award now consists of the following equity awards: options to acquire 88,129 shares of our Series A common stock at an exercise price of $113.47, 393,999 shares of our Series A common stock at an exercise price of $105.56 per share and restricted shares of our Series A common stock totaling 46,646. The options have a term of 10 years. In connection with his entry into his employment agreement, Mr. Albrecht was also granted 88,129 restricted shares of our Series A common stock (taking into account the adjustments mentioned above), half of which have vested.

        The employment agreement provides that, in the event Mr. Albrecht is terminated for cause (as defined in the agreement) or if Mr. Albrecht terminates his employment without good reason, he will be entitled only to his accrued base salary, accrued but unpaid vacation time, unpaid expenses and any amounts due under applicable law, and he will forfeit all rights to his unvested restricted shares and unvested options. However, pursuant to the award agreements governing Mr. Albrecht's Multi-Year Award, his vested, unexercised options as of his termination date will remain exercisable for 90 days after his termination or until the original expiration date of the applicable award, if sooner. If Mr. Albrecht is terminated without cause, or if he terminates his employment for good reason (which includes change of control provisions as defined in the agreement), the agreement provides for him to receive (a) any accrued base salary, (b) a severance payment consisting of (i) a payment representing a continuation of his base salary until the earlier of (x) the date that is 18 months following the date of termination or (y) the date on which his term of employment would have expired had the termination not occurred (the Severance Period), and (ii) an amount equal to the target bonus for the year of termination, and (c) accrued but unpaid vacation time and unpaid expenses. The award agreements governing Mr. Albrecht's Multi-Year Award as it exists today provide for his Multi-Year Award to vest upon a termination without cause or for good reason in a number equal to the greater of (x) the percentage of the initial term of his employment agreement elapsed through the termination date multiplied by the total number of options or restricted stock, as applicable, granted to Mr. Albrecht or (y) 37.5% of the total number of options or restricted stock, as applicable, granted to Mr. Albrecht. Such vested Multi-Year Award will remain exercisable to the end of the original term of such award. In addition, his employment agreement provides for Mr. Albrecht's health and welfare benefits to continue through the end of the term of the agreement. In the case of Mr. Albrecht's death or his disability, the agreement provides for the right to receive any accrued but unpaid base salary or vacation time, reimbursement for incurred expenses, and a lump sum payment equal to a prorated amount of his base salary for the remainder of the term plus a prorated amount of the target bonus for the year in which the event occurs, and the award agreements governing Mr. Albrecht's Multi-Year Award provide for his unvested restricted shares and unvested options to fully vest and for his vested and accelerated options to remain exercisable until their respective expiration dates. See "—Potential Payments Upon Termination or Change-in-Control" for additional details regarding Mr. Albrecht's acceleration of benefits. In the event Mr. Albrecht's employment is terminated without cause or with good reason or due to Mr. Albrecht's disability, payments of amounts to Mr. Albrecht shall be subject to the execution and delivery to Starz, LLC of a severance agreement and release in the form described in the employment agreement. However, if Mr. Albrecht commences any competitive activities (as defined in the agreement) during the Severance Period discussed above or during the term of his employment, Starz, LLC will have no obligation to make any further severance, health or welfare benefits to Mr. Albrecht. On December 7, 2012, the employment agreement was amended so that certain provisions of the agreement relating to payments upon separation of service that are subject to the execution and delivery of the release comply with new guidance provided under Section 409A of the Code.

        2013 Agreement in Principle.    Prior to the LMC Spin-Off, the Old LMC compensation committee approved in principle a new compensation arrangement in favor of Mr. Albrecht, providing for, among other things, a new four year employment term beginning January 1, 2013 and ending December 31, 2016, with an annual base salary of $1.25 million. Under the new arrangement, Mr. Albrecht will be eligible to receive a discretionary annual bonus equal to 100% of his base salary based on corporate and individual performance criteria to be determined by the compensation committee of Starz's board of directors. In the event Mr. Albrecht's employment is terminated without cause or with good reason (to be defined in Mr. Albrecht's new agreement), then Mr. Albrecht will be entitled to receive the lesser of (i) 18 months' payment of his base salary and target bonus or (ii) payment of his base salary and target bonus through the end of the term of his new agreement. He will also be entitled to receive a grant of options to purchase shares of our Series A common stock equal to a Black-Scholes value of $26 million (the 2013 Options). One-half of the 2013 Options will vest on December 31, 2015, with the remaining 2013 Options vesting on December 31, 2016, in each case, subject to Mr. Albrecht being employed by Starz, LLC on the applicable vesting date and to the early vesting events described herein. The 2013 Options will have a term of 10 years. The other terms of the 2013 Options will be the same as those of Mr. Albrecht's Multi-Year Award, except that in the event Mr. Albrecht's employment is terminated by Starz other than for cause (as defined in Mr. Albrecht's 2009 employment agreement) or by Mr. Albrecht for good reason (to be defined in Mr. Albrecht's new employment agreement), the 2013 Options will be deemed to have vested in a number equal to the product of (i) the total number of unvested 2013 Options multiplied by (ii) a fraction, the numerator of which is the total number of days elapsed in the term of Mr. Albrecht's new agreement to the date of termination plus 548 days and the denominator of which is the total number of days in the full term under his new agreement. Such vested 2013 Options will remain exercisable through the end of their original term.

  Equity Incentive Plans

        The 2011 Incentive Plan, which was assumed from Old LMC in connection with the LMC Spin-Off, is administered by the compensation committee of our board of directors. The compensation committee has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The 2011 Incentive Plan is designed to provide additional remuneration to certain employees and independent contractors for exceptional service and to encourage their investment in our company and its subsidiaries. Our compensation committee may grant non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing under the 2011 Incentive Plan (collectively, awards).

        The maximum number of shares of our common stock with respect to which awards may be issued under the 2011 Incentive Plan is 23,834,000, subject to anti-dilution and other adjustment provisions of the 2011 Incentive Plan. With limited exceptions, under the 2011 Incentive Plan, no person may be granted in any calendar year awards covering more than 7,626,922 shares of our common stock (subject to anti-dilution and other adjustment provisions of the 2011 Incentive Plan) nor may any person receive under the 2011 Incentive Plan payment for cash awards during any calendar year in excess of $10 million. Shares of our common stock issuable pursuant to awards made under the 2011 Incentive Plan are made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The 2011 Incentive Plan has a 5 year term.

  2007 Deferred Compensation Plan

        Under the Starz, LLC Deferred Compensation Plan (as amended and restated, the 2007 deferred compensation plan), a select group of management or highly compensated employees as determined by the committee administering the plan may elect to defer up to 100% of such employee's annual base salary, any bonus and payments received under the Starz Entertainment LTIP and the Overture Films, LLC 2006 Long-Term Incentive Plan. Elections must be made in advance of certain deadlines and may include (1) the selection of a payment date, which generally may not be later than 30 years from the end of the year in which the applicable compensation is initially deferred, and (2) the form of distribution, such as a lump-sum payment or substantially equal annual installments over two to five years. Compensation deferred under the 2007 deferred compensation plan earns interest at the rate of 9% per year, compounded quarterly at the end of each calendar quarter.

        In addition to the accelerated distribution events described under "—Potential Payments Upon Termination or Change-in-Control" below, at the eligible officer's request, if the committee determines that such officer has suffered a financial hardship, it may authorize immediate distribution of amounts deferred under the 2007 deferred compensation plan.

        The 2007 deferred compensation plan may be terminated at any time. An optional termination by Starz, LLC will not result in any distribution acceleration.

  Starz Entertainment 2006 Long-Term Incentive Plan

        During 2006 and 2007, prior to the issuance of equity incentive awards under the incentive plans discussed above, Starz, LLC granted incentive units to certain officers and key employees under the Starz Entertainment LTIP. Such grants vested over a period of four years. The value of the units was determined using a formula based on a multiple of earnings before interest, taxes, depreciation and amortization, and adjusted for certain net assets or liabilities of Starz Entertainment as defined. During 2010, Starz, LLC amended the plan to freeze the value of the units at the value calculated as of December 31, 2009. No further grants are permitted under the Starz Entertainment LTIP.

Grants of Plan-Based Awards

        The following table contains information regarding plan-based incentive awards granted during the year ended December 31, 2012 to the named executive officers.

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards Number of Shares of Stock or Units (#)		All Other Option Awards Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($/sh)
												Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Date of Committee Action	Threshold ($)(2)	Target ($)	Maximum ($)(3)
Christopher P. Albrecht	01/01//2012	(1)	—	375,000	750,000	1,125,000	—		—		—	—
Series A	12/04/2012		11/26/2012	—	—	—	11,464	(4)	—		—	—	(5)
Series A	12/04/2012		11/26/2012	—	—	—	43,546	(4)	—		—	—	(5)
Series A	12/04/2012		11/26/2012	—	—	—	3,100	(4)	—		—	—	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		132,712	(4)	105.56	3,762,624	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		176,258	(4)	105.56	4,997,232	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		40,965	(4)	105.56	352,205	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		44,064	(4)	105.56	378,849	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		63,536	(4)	105.56	1,090,716	(5)
Series A	12/04/2012		11/26/2012	—	—	—	—		25,000	(4)	105.56	429,173	(5)
Glenn E. Curtis	01/01//2012	(1)	—	210,017	420,033	630,050	—		—		—	—
Series A	03/02/2012		02/22/2012	—	—	—	—		30,000		89.66	1,193,085
Scott D. Macdonald	01/01//2012	(1)	—	96,706	193,412	290,118	—		—		—	—
Series A	03/02/2012		02/22/2012	—	—	—	—		25,000		89.66	994,238
J. Steven Beabout	01/01//2012	(1)	—	105,842	211,683	317,525	—		—		—	—
Series A	03/02/2012		02/22/2012	—	—	—	—		20,000		89.66	795,390
Edward L. Huguez	01/01//2012	(1)	—	86,521	173,041	259,562	—		—		—	—
Series A	03/02/2012		02/22/2012	—	—	—	—		25,000		89.66	994,238
Carmi D. Zlotnik	01/01//2012	(1)	—	169,403	338,805	508,208	—		—		—	—
Series A	03/02/2012		02/22/2012	—	—	—	—		30,000		89.66	1,193,085

(1)
Reflects the date on which the terms of the 2012 performance-based bonus program, as described under "Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Performance-based Bonuses," were established.

(2)
Represents the threshold amount that would have been payable to each named executive officer assuming the actual performance metrics equaled at least 85% of the annual budgeted amounts, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Performance-based Bonuses."

(3)
Represents the maximum amount that would have been payable to each named executive officer assuming the actual performance metrics equaled or exceeded 120% of the annual budgeted amounts, see "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—2012 Performance-based Bonuses."

(4)
Represents equity awards issued in connection with the Option Modification Program in December 2012. See "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Equity Incentive Compensation—Option Modification Program". For more information regarding the vesting terms of these awards, see "Outstanding Equity Awards at Fiscal Year End" below.

(5)
With respect to options awards issued in connection with the Option Modification Program, represents the incremental fair value of each award. With respect to restricted stock awards issued in connection with the Option Modification Program, such awards have no incremental fair value to report.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2012 and held by the named executive officers.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Christopher P. Albrecht
Option Awards
Series A	44,064	44,065	(1)	113.47	12/31/19	—		—
Series A	176,258	132,712	(1)	105.56	12/31/19	—		—
Series A	44,064	40,965	(1)	105.56	12/31/19	—		—
Series A	25,000	63,536	(2)	105.56	12/15/18	—		—
Stock Awards
Series A	—	—		—	—	44,065	(1)	5,111,981
Series A	—	—		—	—	11,464	(2)	1,329,939
Series A	—	—		—	—	43,546	(1)	5,051,771
Series A	—	—		—	—	3,100	(1)	359,631
Glenn E. Curtis
SAR Awards
Series A(3)	5,000	—		10.92	12/01/13	—		—
Series A(3)	440	—		24.63	08/06/14	—		—
Series A(3)	6,250	—		9.95	08/06/14	—		—
Option Awards
Series A	9,638	12,394	(5)	82.54	03/02/18	—		—
Series A	5,625	24,375	(6)	89.66	03/02/19	—		—
Scott D. Macdonald
Option Awards
Series A	3,305	4,131	(4)	57.90	03/01/17	—		—
Series A	4,406	9,915	(5)	82.54	03/02/18	—		—
Series A	4,687	20,313	(6)	89.66	03/02/19	—		—
Stock Awards
Series A	—	—		—	—	6,848	(7)	794,436
J. Steven Beabout
Option Awards
Series A	827	4,131	(4)	57.90	03/01/17	—		—
Series A	689	6,197	(5)	82.54	03/02/18	—		—
Series A	1,250	16,250	(6)	89.66	03/02/19	—		—
Edward L. Huguez
Option Awards
Series A	—	4,131	(4)	57.90	03/01/17	—		—
Series A	7,710	9,915	(5)	82.54	03/02/18	—		—
Series A	4,687	20,313	(6)	89.66	03/02/19	—		—
Carmi D. Zlotnik
Option Awards
Series A	9,088	4,131	(4)	57.90	03/01/17	—		—
Series A	9,638	12,394	(5)	82.54	03/02/18	—		—
Series A	5,625	24,375	(6)	89.66	03/02/19	—		—

(1)
Vests on December 31, 2013.

(2)
Vests quarterly (based on original term of grant) beginning on March 15, 2013 with the last vesting date on December 15, 2015.

(3)
Awards were granted to Mr. Curtis when he was employed by the predecessor of Old LMC.

(4)
Vests quarterly over 4 years from March 1, 2010 grant date.

(5)
Vests quarterly over 4 years from March 2, 2011 grant date.

(6)
Vests quarterly over 4 years from March 2, 2012 grant date.

(7)
Vests annually over 3 years from March 25, 2011 grant date.

Option Exercises and Stock Vested

        The following table sets forth information regarding (i) the exercise of vested options and the vesting of restricted stock held by our named executive officers (with the exception of Mr. Zlotnik who had no exercises of options or vesting of restricted stock during 2012) and, (ii) with respect to Mr. Albrecht, the exercise of (a) vested options and (b) options that were unvested at the date of the Option Modification Program that were then accelerated in connection with the Option Modification Program (the formerly unvested options), in each case, during the year ended December 31, 2012. See "—Compensation Discussion and Analysis—Elements of 2012 Executive Compensation—Equity Incentive Compensation—Option Modification Program" above.

	Option Awards			Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)		Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)
Christopher P. Albrecht
Series A	540,645	22,809,127	(2)	44,064	4,383,927
Glenn E. Curtis
Series A	12,483	1,033,762		—	—
Scott D. Macdonald
Series A	9,087	196,561		3,423	304,955
J. Steven Beabout
Series A	14,890	524,647		—	—
Edward L. Huguez
Series A	9,088	431,664		—	—

(1)
Includes shares withheld by Old LMC in payment of withholding taxes at election of holder.

(2)
Of the $12,207,321 aggregate amount related to the exercise by Mr. Albrecht of formerly unvested options in the Option Modification Program, an aggregate value of $6,134,179 is related to the exercise of such formerly unvested options, net of amounts withheld for taxes. The formerly unvested options were replaced (with the exception of shares withheld for payment of taxes) with a combination of new unvested options and new unvested restricted stock awards that have the same vesting requirements and similar terms as the formerly unvested options. As a result, the unvested options and unvested restricted shares received upon exercise of the formerly unvested options will not vest and will be subject to forfeiture by Mr. Albrecht until he satisfies the vesting and other requirements applicable to such awards.

Nonqualified Deferred Compensation Plans

        The following table sets forth information regarding the 2007 deferred compensation plan in which our named executive officers participated during the year ended December 31, 2012 as described above in "—Executive Compensation Arrangements—2007 Deferred Compensation Plan."

Name	Executive contributions in 2012 ($)		Registrant contributions in 2012 ($)	Aggregate earnings in 2012 ($)(1)	Aggregate withdrawals/ distributions ($)	Aggregate balance at 12/31/12 ($)
Scott D. Macdonald	25,530	(2)	—	11,145	—	143,967
J. Steven Beabout	—		—	58,168	—	683,076
Edward L. Huguez	—		—	28,526	—	334,985	(3)

(1)
Of these amounts, the following were reported in the "Summary Compensation Table" as above-market earnings that were credited to the named executive officer's deferred compensation account during 2012:

Name	Amount ($)
Scott D. Macdonald	5,536
J. Steven Beabout	28,890
Edward L. Huguez	14,168
(2)
Mr. Macdonald's contributions to his deferred compensation account during 2012 are included in the amount of salary reported for Mr. Macdonald in 2012 in the "Summary Compensation Table."

(3)
In prior disclosure regarding the compensation of our named executive officers during the year ended December 31, 2011, of this amount, $15,451 was reported in the "Summary Compensation Table" as above-market earnings.

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment had terminated or a change in control had occurred, in each case, as of December 31, 2012. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time. Because the discussion and table below assume the termination of our named executive officers as of December 31, 2012 and thus prior to the completion of the LMC Spin-Off, references to "our company" below refer to Starz, LLC, which was a wholly-owned subsidiary of Old LMC prior to the LMC Spin-Off, and references to Old LMC refer to the parent company of Starz, LLC (which, following the LMC Spin-Off, is our company, Starz).

        The amounts provided in the tables are based on the closing market price on December 31, 2012, the last trading day of such year for Old LMC's Series A Liberty Capital common stock then-outstanding, which was $116.01. The value of the options shown in the table is based on the spread between the exercise or base price of the award and such closing market price. The value of the restricted stock shown in the table is based on such closing market price and the number of shares vested.

        Each of our named executive officers has received awards and payments under the existing incentive plans, and each of our named executive officers is eligible to participate in our deferred compensation plans. Additionally, Mr. Albrecht is entitled to certain payments upon termination under his employment agreement. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

        Set forth below is a description of the circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout:

        Voluntary Termination.    Under the existing incentive plans, upon a voluntary termination of employment for any reason, other than disability, each named executive officer would only have a right to the equity grants that vested prior to his termination date.

        Under the 2007 deferred compensation plan, we do not have an acceleration right to pay out account balances to the participants upon this type of termination. For purposes of the tabular presentation below, we have assumed that we were permitted to make payments to the executive officers in accordance with their respective standing elections under the plans, subject to compliance with Section 409A of the Code.

        Termination for Cause.    All outstanding equity grants constituting options or stock appreciation rights, whether unvested or vested but not yet exercised, and all equity grants constituting unvested restricted shares under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Albrecht with respect to the options included in his Multi-Year Award) who is terminated for "cause." The existing incentive plans define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement. Under Mr. Albrecht's employment agreement, "cause" (prior to a "corporate event," as discussed below) is defined as (a) any act or omission that constitutes a breach of his material obligations under the employment agreement, (b) the continued failure or refusal of Mr. Albrecht, other than on account of his death or disability, to substantially perform the material duties required of him as Chief Executive Officer of our company, (c) any material violation of any policy, rule or regulation of our company or any law or regulation applicable to the business of our company or its affiliates, (d) Mr. Albrecht's conviction of or plea of guilty or nolo contendere to any crime that constitutes a felony or crime of moral turpitude or is punishable by imprisonment of 30 days or more, or (e) any other intentional misconduct by Mr. Albrecht that has a material detrimental effect on the financial condition or business reputation of our company or any of its affiliates. In addition, under Mr. Albrecht's employment agreement, following the occurrence of a "corporate event," "cause" is instead defined pursuant to California state law. Upon a termination for cause, Mr. Albrecht would have a right to only the portion of the Multi-Year Award that vested prior to his termination date in the event he is terminated for cause, and his vested stock options would remain exercisable for only a short period following his termination. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

        No immediate distributions under the 2007 deferred compensation plan are permitted as a result of this type of termination.

        Termination Without Cause or for Good Reason.    Pursuant to the existing incentive plans and the related award agreements (and except as described below), if a named executive officer (other than Mr. Albrecht with respect to his Multi-Year Award) were terminated by us without cause, he would have a right to only the equity grants that vested prior to his termination date. However, with respect to option awards granted to Mr. Curtis while he was an employee of the predecessor of Old LMC, the relevant award agreements provide that he would be entitled to vesting in full with respect to any outstanding options that would have vested during the calendar year in which the termination occurs. Mr. Albrecht has certain accelerated vesting rights with respect to his Multi-Year Award upon a termination by him of his employment for good reason (as defined in his employment agreement). See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

        No immediate distributions under the 2007 deferred compensation plan are permitted as a result of this type of termination.

        Death.    In the event of death, the existing incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted share awards.

        No immediate distributions under the 2007 deferred compensation plan are permitted as a result of the death of the executive officer.

        Disability.    In the event of a disability, which is generally the inability to perform gainful activity for at least 12 months, the existing incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted share awards.

        No amounts are shown for payments pursuant to short-term and long-term disability policies, which we make available to all our employees.

        No immediate distributions under the 2007 deferred compensation plan are permitted as a result of the disability of the executive officer.

        Change in Control.    In the case of a change in control, the incentive plans provide for vesting in full of any outstanding options and the lapse of restrictions on any restricted share awards. A change in control is generally defined as:

  •
  The acquisition of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of Old LMC ordinarily having the right to vote in the election of directors.

  •
  Any non-exempt person purchases Old LMC's common stock pursuant to a tender offer or exchange offer, without the prior consent of Old LMC's board of directors.

  •
  The individuals constituting Old LMC's board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of Old LMC immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets Old LMC or the dissolution of Old LMC.

        In the case of a change in control described in the last bullet point, the compensation committee of Old LMC's board of directors may determine not to accelerate the existing equity awards if equivalent awards will be substituted for the existing awards. For purposes of the tabular presentation below, we have assumed no such determination was made.

        Mr. Albrecht's employment agreement includes additional acceleration of benefits provisions related to the Company if he terminates his employment with good reason upon the occurrence of a "Corporate Event," which is defined as (a) Old LMC no longer having certain publicly traded equity securities or (b) the acquisition of more than 50% of the voting power of our company's equity securities, unless (in the case of clause (a) or (b)) the directors prior to such event continue to constitute more that 50% of the directors. If a corporate event occurs, Mr. Albrecht has the right to terminate his employment within 60 days and it will be considered a termination with good reason. See "—Executive Compensation Arrangements—Christopher P. Albrecht" for benefits under a termination with good reason.

        The 2007 deferred compensation plan provides our deferred compensation committee with the option of terminating the plan 30 days preceding or within 12 months after a change of control and distributing the account balances (which option is assumed to have been exercised for purposes of the tabular presentation below).

Benefits Payable Upon Termination or Change in Control

Name	Voluntary Termination ($)		Termination for Cause ($)		Termination Without Cause or for Good Reason ($)		Death ($)		Disability ($)		After a Change in Control ($)
Christopher P. Albrecht
Severance	—		—		1,750,000	(1)	1,750,000	(2)	1,750,000	(2)	1,750,000	(1)
Health and welfare benefits	—		—		14,332	(1)	—		—		14,332	(1)
Options	2,675,537	(3)	2,414,287	(4)	4,618,638	(5)	5,266,338	(6)	5,266,338	(6)	5,266,338	(6)
Restricted stock	—		—		4,058,552	(7)	11,853,322	(6)	11,853,322	(6)	11,853,322	(6)

Total	2,675,537		2,414,287		10,441,522		18,869,660		18,869,660		18,883,992

Glenn E. Curtis
Options	470,803	(3)	—		470,803	(3)	1,527,911	(8)	1,527,911	(8)	1,527,911	(8)
SARs	1,228,532	(3)	—		1,228,532	(3)	1,228,532	(8)	1,228,532	(8)	1,228,532	(8)

Total	1,699,335		—		1,699,335		2,756,443		2,756,443		2,756,443

Scott D. Macdonald
Options	463,025	(3)	—		463,025	(3)	1,570,180	(8)	1,570,180	(8)	1,570,180	(8)
Restricted stock	—		—		—		794,436	(8)	794,436	(8)	794,436	(8)
Deferred compensation	—		—		—		—		—		143,967

Total	463,025		—		463,025		2,364,616		2,364,616		2,508,583

J. Steven Beabout
Options	104,055	(3)	—		104,055	(3)	979,709	(8)	979,709	(8)	979,709	(8)
Deferred compensation	—		—		—		—		—		683,076

Total	104,055		—		104,055		979,709		979,709		1,662,785

Edward L. Huguez
Options	381,556	(3)	—		381,556	(3)	1,488,711	(8)	1,488,711	(8)	1,488,711	(8)
Deferred compensation	—		—		—		—		—		334,985

Total	381,556		—		381,556		1,488,711		1,488,711		1,823,696

Carmi D. Zlotnik
Options	998,906	(3)	—		998,906	(3)	2,296,067	(8)	2,296,067	(8)	2,296,067	(8)

Total	998,906		—		998,906		2,296,067		2,296,067		2,296,067

(1)
If Mr. Albrecht's employment had been terminated at Old LMC's election for any reason (other than cause) or by Mr. Albrecht for good reason (as defined in his employment agreement, which definition includes change of control provisions for a Corporate Event as described above), as of December 31, 2012, he would have been entitled to continue to receive his base salary for 12 months, which totals $1,000,000, and receive a severance bonus of $750,000. In addition, if Mr. Albrecht elects continuation of health and welfare benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 following his termination, we will pay the employer portion of such benefits for 12 months. With respect to periods following the termination of his employment, the foregoing payments are conditioned on Mr. Albrecht's compliance with certain conditions contained in his employment agreement, including non-competition and non-solicitation covenants. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

(2)
If Mr. Albrecht's employment had been terminated as of December 31, 2012 as a result of his death or disability (as defined in his agreement), he, or his legal representative, would have been entitled to receive a lump sum payment for his salary for the remainder of the term of his employment agreement which totaled $1,000,000 plus the percentage of the target bonus for the fiscal year in which the death or disability occurs equal to the amount of time Mr. Albrecht had been employed during such fiscal year which would have been $750,000 for December 31, 2012. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

(3)
Based on the number of vested options and SARs at year-end. See "Outstanding Equity Awards at Fiscal Year-End" table above.

(4)
If Mr. Albrecht's employment had been terminated as of December 31, 2012 for cause, he would have the right to the portion of the Multi-Year Award that vested prior to his termination. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above.

(5)
Based on the Multi-Year Award vesting 75% upon termination by Old LMC without cause or by Mr. Albrecht for good reason (as defined in his agreement). See "—Executive Compensation Arrangements—Christopher P. Albrecht" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(6)
Based on (i) the number of vested options and (ii) the number of unvested options and the number of shares of restricted stock held by Mr. Albrecht at year-end. See "—Executive Compensation Arrangements—Christopher P. Albrecht" above and the "Outstanding Equity Awards at Fiscal Year-End" table above.

(7)
If Mr. Albrecht's employment had been terminated as of December 31, 2012 by our company without cause or by Mr. Albrecht for good reason, then his December 2009 grant of 44,065 restricted shares and 11,464 of the restricted shares he received in the Option Modification Program would have been forfeited. The remainder of his restricted shares would have vested upon such a termination in a number equal to the greater of (x) the percentage of the initial term of his employment agreement elapsed through the termination date multiplied by the total number of such remaining restricted shares or (y) 37.5% of the total number of such remaining restricted shares.

(8)
Based on the number of vested options and SARs and unvested options at year-end. See "Outstanding Equity Awards at Fiscal Year-End" table above.

DIRECTOR COMPENSATION

        Our board of directors as constituted under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal" did not take office until the effective time of the LMC Spin-Off. Consistent with the approach described above under "Executive Compensation—Compensation Discussion and Analysis—Effect of the LMC Spin-Off", no director compensation was paid in 2012, as Starz, LLC was a directly wholly-owned subsidiary of Old LMC, which was its sole member and manager.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2012, with respect to shares of our common stock authorized for issuance under our equity compensation plans, which we assumed from our predecessor, Old LMC, in the LMC Spin-Off. This table assumes (i) that the LMC Spin-Off had occurred on December 31, 2012 and (ii) that outstanding equity incentive awards with respect to our common stock had been adjusted on such date in connection with the LMC Spin-Off.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders:
Starz 2011 Incentive Plan			17,644,316
STRZA	9,930,268	$12.47
STRZB	—
Starz 2011 Nonemployee Director Incentive Plan			1,409,010
STRZA	12,624	$9.96
STRZB	—
Starz Transitional Stock Adjustment Plan			—	(2)
STRZA	2,790,425	$10.08
STRZB	—

Total
STRZA	12,733,317

STRZB	—

			19,053,326

Equity compensation plans not approved by security holders: none.

(1)
Each plan permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
In September 2011, Old LMC was split-off from its former parent company Liberty Interactive (the Old LMC Split-Off). The Starz Transitional Stock Adjustment Plan governs the terms and conditions of equity awards granted in connection with adjustments made to equity awards in the Old LMC Split-Off. As a result, no further grants are permitted under this plan.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.

Agreements Entered Into in Connection with the Spin-Off

        In connection with the LMC Spin-Off, Old LMC and Liberty Media (or, where applicable, certain subsidiaries of our company or Liberty Media named therein) entered into the following agreements (the Spin-Off Agreements):

  Reorganization Agreement

        On January 10, 2013, Old LMC (now known as Starz) entered into a reorganization agreement with Liberty Media to provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the LMC Spin-Off, certain conditions to the LMC Spin-Off and provisions governing the relationship between Starz and Liberty Media with respect to and resulting from the LMC Spin-Off. The reorganization agreement also provides for mutual indemnification obligations, which are designed to make Liberty Media financially responsible for substantially all of the liabilities that may exist relating to the businesses and assets included in Liberty Media at the time of the LMC Spin-Off together with liabilities arising out of or resulting from any breach of, failure to perform or comply with any covenant, undertaking or obligation of Liberty Media or any of its subsidiaries under the reorganization agreement, any agreement relating to the internal restructuring or any agreement to be entered into in connection with the LMC Spin-Off, as well as for all liabilities incurred by Liberty Media after the LMC Spin-Off, and to make Starz financially responsible for all potential liabilities of Liberty Media which are not related to Liberty Media's businesses, including, for example, any liabilities arising as a result of Liberty Media having been a subsidiary of Starz, together with liabilities (i) relating to Liberty Media's guarantee of the obligations of Starz or its subsidiaries under certain studio output agreements to which Starz or its subsidiaries are a party or (ii) arising out of or resulting from any breach of, failure to perform or comply with any covenant, undertaking or obligation of Starz or any of its subsidiaries under the reorganization agreement, any agreement relating to the internal restructuring or any agreement to be entered into in connection with the LMC Spin-Off. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, please see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement provides for each of Starz and Liberty Media to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the LMC Spin-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

  Tax Sharing Agreement

        Prior to the effective time of the LMC Spin-Off, Liberty Media entered into a tax sharing agreement with Starz (the tax sharing agreement) that governs Starz's and Liberty Media's respective rights, responsibilities and obligations with respect to taxes and tax benefits, the filing of tax returns, the control of tax audits and other tax matters. References in this summary (i) to the terms "tax" or "taxes" mean U.S. federal, state, local and foreign taxes as well as any interest, penalties, additions to tax or additional amounts in respect of such taxes, (ii) to the term "LMC Spin-Off tax-related losses" refer to losses arising from the failure of the LMC Spin-Off and related restructuring transactions to be tax-free, (iii) to the term "Conversion tax-related losses" refer to losses arising from the failure of the conversion of Old LMC's Liberty Starz common stock into its Liberty Capital common stock on November 28, 2011 (the Starz Conversion) to be tax-free (except with respect to the issuance of cash in lieu of fractional shares), (iv) to the term "Old LMC Split-Off tax-related losses" refer to losses arising from the Old LMC Split-Off and certain related restructuring transactions as a result of (x) the failure of such transactions to be tax-free or (y) any series of stock of Liberty Interactive or Old LMC not being treated as stock of Liberty Interactive or Old LMC, respectively, or being treated as Section 306 stock within the meaning of Section 306(c) of the Code, for U.S. federal income tax purposes, and (v) to the term "Compensatory Equity Interests" refer to any equity interests, stock, options, stock appreciation rights, or similar rights granted prior to the LMC Spin-Off (including any such interests or rights which are adjusted in connection with the LMC Spin-Off) in connection with employee, independent contractor or director compensation.

        In addition, references to the "Starz group" mean, following the effective time of the LMC Spin-Off, Starz and its subsidiaries; and references to the "Starz business" generally mean, (x) with respect to any tax year (or portion thereof) ending at or before the effective time of the LMC Spin-Off, the assets, liabilities and businesses of, and any equity or debt interests in, Starz, LLC, Starz Entertainment LLC, Starz Media Group, LLC (Starz Media), any predecessor of any of the foregoing, and each of their respective subsidiaries, and (y) with respect to any tax year (or portion thereof) beginning after the effective time of the LMC Spin-Off, the assets, liabilities, and businesses of the Starz group. References to the "Liberty Media group" mean, following the effective time of the LMC Spin-Off, Liberty Media and its subsidiaries; and references to the "Liberty Media business" generally mean, (x) with respect to any tax year (or portion thereof) ending at or before the effective time of the Old LMC Split-Off, the assets, liabilities and businesses of Liberty Interactive (or its predecessor, Liberty Interactive LLC) and their respective subsidiaries (other than (1) the Starz business, (2) the assets, liabilities and businesses that were tracked during such tax year (or portion thereof), and only for so long as so tracked, by Liberty Interactive's Liberty Interactive common stock, and (3) with respect to any tax year (or portion thereof) ending prior to May 9, 2006, the assets, liabilities and businesses of, and any equity or debt interests in, QVC, Inc., Provide Commerce, Inc. and their respective subsidiaries), (y) with respect to any tax year (or portion thereof) beginning after the effective time of the Old LMC Split-Off and ending at or before the effective time of the LMC Spin-Off, the assets, liabilities and businesses of Old LMC and its subsidiaries (other than the Starz business), and (z) with respect to any tax year (or portion thereof) beginning after the effective time of the LMC Spin-Off, the assets, liabilities, and businesses of the Liberty Media group.

        Liberty Media and certain of Liberty Media's eligible subsidiaries that were contributed to Liberty Media in connection with the LMC Spin-Off joined with Old LMC in the filing of a consolidated return for U.S. federal income tax purposes and also joined with Old LMC in the filing of certain consolidated, combined, and unitary returns for state, local, and foreign tax purposes. However, generally for tax periods beginning after the LMC Spin-Off, Liberty Media and the members of its group do not join with Starz in the filing of federal, state, local or foreign consolidated, combined or unitary tax returns.

        Under the tax sharing agreement, Starz is liable for the taxes (determined without regard to tax benefits) allocated to it, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Liberty Media (to the extent such benefits are not first used by Liberty Media), and must pay such taxes, as so reduced, to the applicable tax authority or to Liberty Media (if Liberty Media is responsible for preparing the applicable tax return), and Starz is liable for paying Liberty Media for any tax benefits allocated to Liberty Media that are used by Starz to reduce the taxes allocated to it. Similarly, Liberty Media is liable for the taxes (determined without regard to tax benefits) allocated to

Liberty Media, as reduced first by any tax benefits allocated to it and then by any tax benefits allocated to Starz (to the extent such benefits are not first used by Starz), and must pay such taxes, as so reduced, to the applicable tax authority or to Starz (if Starz is responsible for preparing the applicable tax return), and Liberty Media is liable for paying Starz for any tax benefits allocated to Starz that are used by Liberty Media to reduce the taxes allocated to it.

        Generally, taxes (determined without regard to tax benefits) for any tax year (or portion thereof) shall be allocated between Starz and Liberty Media in proportion to the taxable income or other applicable items of the Starz business and the Liberty Media business that contribute to such taxes, and tax benefits shall be allocated between Starz and Liberty Media in proportion to the losses, credits or other applicable items of the Starz business and the Liberty Media business that contribute to such tax benefits. Tax items attributable to the Liberty Media business that are carried forward or back and used as a tax benefit in another tax year generally shall be allocated to Liberty Media, and tax items attributable to the Starz business that are carried forward or back and used as a tax benefit in another tax year shall be allocated to Starz. Special allocation rules apply, however, as follows:

  •
  Liberty Media is allocated any taxes and LMC Spin-Off tax-related losses that result from the LMC Spin-Off and related restructuring transactions (other than a portion of any transfer taxes as described below), except that Starz is allocated any such taxes or LMC Spin-Off tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Starz of any of its restrictive covenants described below, (ii) result from Section 355(e) of the Code applying to the LMC Spin-Off as a result of the LMC Spin-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Old LMC/Starz, or (iii) result from deferred intercompany items or excess loss accounts that are triggered by the LMC Spin-Off, and that would otherwise be allocated to Starz;

  •
  Liberty Media is allocated any taxes and Conversion tax-related losses resulting from the Starz Conversion, except that Starz is allocated any such taxes or Conversion tax-related losses that result primarily from, individually or in the aggregate, a breach by Starz of any of its restrictive covenants described below;

  •
  Liberty Media is allocated any taxes and Old LMC Split-Off tax-related losses resulting from the Old LMC Split-Off and related restructuring transactions, except that Starz is allocated any such taxes or Old LMC Split-Off tax-related losses that (i) result primarily from, individually or in the aggregate, a breach by Starz of any of its restrictive covenants described below, (ii) result from Section 355(e) of the Code applying to the Old LMC Split-Off as a result of the Old LMC Split-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50-percent or greater interest (measured by vote or value) in the stock of Old LMC/Starz, or (iii) result from deferred intercompany items or excess loss accounts that are triggered by the Old LMC Split-Off, and that would otherwise be allocated to Starz;

  •
  Liberty Media is allocated any taxes and losses resulting from (i) the treatment of the Liberty Capital common stock or the Liberty Starz common stock as other than stock of Old LMC, or as Section 306 stock within the meaning of Section 306(c) of the Code, in any taxable period (or portion thereof) ending at or before the LMC Spin-Off, or (ii) the actual or deemed disposition of any assets caused by the issuance of Old LMC's Liberty Capital common stock or Liberty Starz common stock in any taxable period (or portion thereof) ending at or before the LMC Spin-Off; provided, however, that Starz is allocated any such taxes or losses that (x) result primarily from, individually or in the aggregate, a breach by Starz of any of its restrictive covenants described below, or (y) result from deferred intercompany items or excess loss accounts that are triggered thereby, and that would otherwise be allocated to Starz;

  •
  Starz is allocated any tax benefit that results from the carryback of a tax item that is otherwise allocated to Liberty Media during a tax year beginning after the effective time of the LMC Spin-Off to a tax return that Starz is responsible for filing for a tax year beginning before the LMC Spin-Off to the extent (and only to such extent) that such carryback increases the taxes or reduces the tax benefits that would otherwise be allocable to Starz;

  •
  for any tax year (or portion thereof) ending at or before the effective time of the LMC Spin-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests (1) with respect to any series of Old LMC's Liberty Starz common stock or Liberty Interactive's Liberty Starz common stock or (2) in Starz, LLC, Starz Entertainment LLC, Starz Media, any predecessor of any of the foregoing, any of their respective subsidiaries, or any entity acquired, directly or indirectly, by Starz following the LMC Spin-Off (each, a Starz Entity) are allocated to Starz; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any series of Old LMC's Liberty Capital common stock or Liberty Interactive's Liberty Capital common stock or in any entity (including DIRECTV, Discovery Communications, Inc., Liberty Global, Inc., and Ascent Capital Group, Inc.) other than Old LMC or any Starz Entity are allocated to Liberty Media; and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits are allocated to Starz to the extent that the Starz business is or was responsible for the underlying obligation and to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation;

  •
  for any tax year (or portion thereof) beginning after the effective time of the LMC Spin-Off, (x) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Starz stock or in any member of the Starz group or any Starz Entity are allocated to Starz; (y) taxes and tax items arising from the issuance, vesting, exercise or settlement of any Compensatory Equity Interests with respect to any class or series of Liberty Media stock or in any member of the Liberty Media group or any entity (including DIRECTV, Discovery Communications, Inc., Liberty Global, Inc., and Ascent Capital Group, Inc.) other than Starz, any member of the Starz group or any Starz Entity are allocated to Liberty Media; and (z) any other taxes or tax items related to employee, independent contractor or director compensation or employee benefits are allocated to Starz to the extent that the Starz business is or was responsible for the underlying obligation and to Liberty Media to the extent that the Liberty Media business is or was responsible for the underlying obligation;

  •
  any alternative minimum federal tax credit shall be allocated between Starz and Liberty Media in a manner that offsets the excess of the net payments previously made between the parties with respect to the tax return in which the corresponding alternative minimum federal tax liability was reported over the net payments that would have been made between the parties if no alternative minimum federal tax liability had been owed with respect to such tax return (treating any payment received as a negative amount of net payments made for this purpose);

  •
  for any tax period (whether beginning before, at or after the effective time of the LMC Spin-Off), taxes and tax items of any subsidiary that is acquired, directly or indirectly, after the LMC Spin-Off by any member of the Starz group or by any member of the Liberty Media group shall generally be allocated to Starz or Liberty Media, respectively;

  •
  Liberty Media shall be allocated (x) the capital loss resulting from the sale by Starz, LLC of a portion of its equity interests in Starz Media to The Weinstein Company LLC and (y) the capital loss recognized under Section 331 of the Code with respect to Starz, LLC's equity interest in

    Starz Media resulting from the deemed liquidation of Starz Media for U.S. federal income tax purposes;

  •
  Starz and Liberty Media shall each be allocated 50 percent of any transfer taxes arising from the LMC Spin-Off and related restructuring transactions; and

  •
  Liberty Media shall be allocated all taxes, tax items, losses and payments attributable to Old LMC's tax sharing agreement with Liberty Interactive and Liberty Interactive LLC (the Liberty Interactive Tax Sharing Agreement), except that Starz shall be allocated any such taxes, tax items, losses and payments that (x) are attributable to the Starz business, (y) are attributable to taxes, tax items, or losses that are specially allocated to Starz, as described above, or (z) result primarily from, individually or in the aggregate, a breach by Starz of any of its restrictive covenants described below.

        Payments will initially be made between Starz and Liberty Media on the basis of the tax returns as filed, or if the tax is not reported on a tax return, on the basis of the amount of tax initially paid to the tax authority. Additional payments will then be made if additional taxes are subsequently paid, refunds or tax benefits are subsequently received or utilized, or the amount or character of any tax item is adjusted or redetermined. Payments that are not made within the time period prescribed by the tax sharing agreement will bear interest until they are made.

        Starz is responsible for preparing and filing all tax returns for any tax year beginning on or before the date of the LMC Spin-Off which include tax items allocable to both the Starz business and the Liberty Media business, and any tax returns for any tax year beginning after the date of the LMC Spin-Off that includes one or more members of the Starz group and the Liberty Media group. In addition, for any tax year beginning on or before the date of the LMC Spin-Off, Starz is responsible for preparing and filing any tax returns that include only tax items allocable to the Starz business, and Liberty Media is responsible for preparing and filing any tax returns that include only tax items allocable to the Liberty Media business; and for any tax year beginning after the date of the LMC Spin-Off, Starz is responsible for preparing and filing any tax returns that include only one or more members of the Starz group, and Liberty Media is responsible for preparing and filing any tax returns that include only one or more members of the Liberty Media group. Liberty Media generally has the right to review and consent (which consent shall not be unreasonably withheld or delayed) to the treatment in any tax return prepared by Starz of any tax items allocated to Liberty Media under the rules above. In addition, without obtaining the consent of Liberty Media (which consent shall not be unreasonably withheld or delayed), Starz is not permitted to file, or cause to be filed, any amended tax return, to the extent that such amended tax return, if accepted by the applicable tax authority, would be likely to increase the tax liability of Liberty Media, or give rise to a payment under the tax sharing agreement by Liberty Media, for any tax year (or portion thereof).

        On any tax return that Liberty Media is responsible for preparing and filing, Liberty Media may not take (and shall cause the members of the Liberty Media group not to take) any position that it knows, or reasonably should know, would adversely affect the Starz group (unless the failure to take such position would be contrary to applicable law), and Liberty Media and the members of the Liberty Media group must allocate tax items between any tax returns for which Liberty Media is responsible and any related tax return for which Starz is responsible that are filed with respect to the same tax year in a manner that is consistent with the reporting of such tax items on the tax return prepared by Starz. Liberty Media also agreed to make any applicable elections under applicable tax law necessary to effect such allocation. Liberty Media 's ability to obtain a refund from the carryback of a tax benefit that is allocable to the Liberty Media business in a tax year beginning after the LMC Spin-Off to a tax return for which Starz is responsible for preparing in a tax year beginning prior to the LMC Spin-Off will be at the discretion of Starz. Moreover, any refund that Liberty Media may obtain will be net of any portion of such tax benefit that is allocated to Starz under the special allocation rules described above.

        Starz generally has the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Starz is responsible for preparing and filing, and Liberty Media has the right to participate, at Liberty Media 's own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Liberty Media. Liberty Media generally has the authority to respond to and control all tax proceedings, including tax audits, involving any taxes reported on tax returns for which Liberty Media is responsible for preparing and filing, and Starz has the right to participate, at its own cost and expense, in such tax proceedings to the extent they involve taxes or tax benefits allocable to Starz. Notwithstanding the foregoing, Starz and Liberty Media have the authority to jointly control all proceedings, including tax audits, involving any taxes or certain tax-related losses arising from the LMC Spin-Off, the Starz Conversion, the Old LMC Split-Off, and Old LMC's former tracking stock. In addition, Liberty Media has the authority to control all proceedings, including tax audits, involving any liabilities arising under the Liberty Interactive Tax Sharing Agreement, except that Starz and Liberty Media have the right to jointly control any proceedings involving any such liabilities arising from the Old LMC Split-Off, and Starz has the right to participate in any other proceedings relating to the Liberty Interactive Tax Sharing Agreement to the extent they involve taxes, tax items, losses or payments allocable to Starz.

        The tax sharing agreement further provides for the exchange of information for tax matters (and confidentiality protections related to such exchanged information), the retention of records that may affect the tax liabilities of the parties to the agreement, and cooperation between Starz and Liberty Media with respect to tax matters and in obtaining any supplemental private letter ruling from the IRS related to the LMC Spin-Off that may be reasonably requested by a party.

        To the extent permitted by applicable tax law, Starz and Liberty Media will treat any payments made under the tax sharing agreement as a capital contribution or distribution (as applicable) immediately prior to the LMC Spin-Off. However, if any payment causes, directly or indirectly, an increase in the taxable income of the recipient (or its group), the payor's payment obligation will be grossed up to take into account the taxes owed by the recipient (or its group).

        Finally, each of Starz and Liberty Media are restricted by certain covenants related to the LMC Spin-Off, the Starz Conversion, and the Old LMC Split-Off. These restrictive covenants require that neither Starz, Liberty Media, any member of their respective groups, nor any of their respective affiliates take, or fail to take, any action following the LMC Spin-Off if such action, or failure to act:

  •
  would be inconsistent with or prohibit certain restructuring transactions related to the LMC Spin-Off from qualifying for tax-free treatment for U.S. federal income tax purposes to Old LMC and each of its subsidiaries immediately prior to the LMC Spin-Off;

  •
  would be inconsistent with or prohibit the LMC Spin-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Old LMC, Liberty Media, each of their respective subsidiaries at the effective time of the LMC Spin-Off, and the holders of Old LMC common stock who received shares of Liberty Media common stock pursuant to the LMC Spin-Off;

  •
  would be inconsistent with or prohibit the Starz Conversion from qualifying as a tax-free reorganization under Section 368(a)(1)(E) to Old LMC, each of its subsidiaries at the effective time of the Starz Conversion, and the Old LMC stockholders who received Liberty Capital common stock pursuant to the Starz Conversion (except with respect to cash received in lieu of fractional shares);

  •
  would be inconsistent with or prohibit the Old LMC Split-Off from qualifying as a tax-free transaction under Sections 355, 368(a) and 361 of the Code to Liberty Interactive, each of its subsidiaries immediately prior to the effective time of the Old LMC Split-Off and the holders of Liberty Interactive's Liberty Capital common stock and Liberty Starz common stock who received shares of Liberty Capital common stock and Liberty Starz common stock, respectively, pursuant to the Old LMC Split-Off;

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation, covenant, or material statement made in connection with obtaining any private letter ruling (if applicable) or tax opinion relating to the U.S. federal income tax consequences of the LMC Spin-Off, the Starz Conversion, or the Old LMC Split-Off; or

  •
  would be inconsistent with, or otherwise cause any person to be in breach of, any representation or covenant made in the Liberty Interactive Tax Sharing Agreement.

        Further, each party is restricted from taking any position for tax purposes that is inconsistent with the private letter ruling or the tax opinions obtained in connection with the LMC Spin-Off.

        The parties must indemnify each other for taxes and losses allocated to them under the tax sharing agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the tax sharing agreement. Under the tax sharing agreement, Starz also assigned to Liberty Media Starz's right to receive any indemnification payment (or any related rights) under the Liberty Interactive Tax Sharing Agreement to the extent those rights relate to taxes or losses allocated to Liberty Media under the tax sharing agreement that Liberty Media has paid.

  Services Agreement

        In connection with the LMC Spin-Off, Liberty Media entered into a services agreement with Starz, pursuant to which Liberty Media provides Starz with specified services, including:

  •
  insurance administration and risk management services;

  •
  other services typically performed by Liberty Media's legal, investor relations, tax, accounting, and internal audit departments; and

  •
  such other services as Liberty Media may obtain from its officers, employees and consultants in the management of its own operations that Starz may from time to time request or require.

        In addition, Starz provides to Liberty Media certain technical and information technology services (including management information systems, computer, data storage network and telecommunications services).

        Starz and Liberty Media make payments to each other under the services agreement based upon a portion of personnel costs (taking into account wages and benefits) of the officers and employees of one company who provide services to the other company, including officers of Liberty Media who also act as officers of Starz. These personnel costs are comparable to those arrived at on an arm's-length basis and are based upon the allocated percentages of time spent by Liberty Media personnel performing services for Starz under the services agreement and vice versa. Starz and Liberty Media also reimburse each other for direct out-of-pocket costs incurred by one company for third party services provided to the other company. Liberty Media and Starz evaluate all charges for reasonableness quarterly and make adjustments to these charges as the parties mutually agree. Based upon the current personnel costs of the affected personnel at Liberty Media or Starz and Starz's or Liberty Media's anticipated percentage usage thereof, respectively, the net fees payable to Liberty Media for the first year of the services agreement are expected to be approximately $600,000.

        The services agreement will continue in effect until the close of business on the third anniversary of the LMC Spin-Off, unless earlier terminated (1) by Starz at any time on at least 30 days' prior written notice, (2) by Liberty Media upon written notice to Starz following a change in control or certain bankruptcy or insolvency-related events affecting Starz or (3) by Starz, upon written notice to

Liberty Media, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events.

  Facilities Sharing Agreement

        In connection with the LMC Spin-Off, Starz entered into a three-year facilities sharing agreement (the LMC facilities sharing agreement) with Liberty Property Holdings, Inc. (LPH), pursuant to which Starz shares office facilities with Liberty Media located at 12300 Liberty Boulevard, Englewood, Colorado. Starz pays a sharing fee for use of the office based on a comparable fair market rental rate and an estimate of the usage of the office facilities by or on behalf of Starz. The LMC facilities sharing agreement continues in effect until the close of business on the third anniversary of the Spin-Off, unless earlier terminated (1) by Starz at any time on at least 30 days' prior written notice, (2) by LPH upon written notice to Starz following a default by Starz of any of its material obligations under the LMC facilities sharing agreement, which default remains unremedied for 30 days after written notice of such default is provided, (3) by Starz upon written notice to LPH, following certain changes in control of Liberty Media or Liberty Media being the subject of certain bankruptcy or insolvency-related events or (4) by LPH upon written notice to Starz, following certain changes in control of Starz or Starz being the subject of certain bankruptcy or insolvency-related events.

  Aircraft Time Sharing Agreements

        In connection with the LMC Spin-Off, we entered into two aircraft time sharing agreements with Liberty Media concerning each of two aircraft that, pursuant to each aircraft time sharing agreement, are owned by Liberty Media. Each aircraft time sharing agreement provides that Liberty Media will lease us the aircraft and provide a fully qualified flight crew for all operations on a periodic, non-exclusive time-sharing basis. We will pay Liberty Media an amount equal to 200% of the actual expenses for fuel for each flight conducted under each aircraft time sharing agreement (which is estimated to be a de minimus amount for the first year under both aircraft time sharing agreements). The aircraft time sharing agreements will continue in effect until the close of business on the first anniversary of the LMC Spin-Off, and then will be automatically renewed on a month-to-month basis, unless terminated earlier by either party upon at least 30 days' prior written notice.

  Lease Agreement for Starz Building

        As part of the internal restructuring conducted in order to effect the LMC Spin-Off, the Starz, LLC headquarters building was contributed to LPH. On January 11, 2013, LPH entered into a ten year lease agreement with Starz, LLC. This lease agreement provides for successive five year renewal periods at the option of Starz, LLC. and provides for termination by LPH in the case of certain events, including a change in control of our company or Starz, LLC.

        These descriptions are qualified in their entirety by reference to the full text of the LMC Spin-Off Agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to Starz's Current Report on Form 8-K filed with the SEC on January 17, 2013.

 STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2013 which will take place on June 6, 2013. We currently anticipate that our annual meeting of stockholders for the calendar year 2014 (the 2014 annual meeting) will be held during the second quarter of 2014. In order to be eligible for inclusion in our proxy materials for the 2014 annual meeting, a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 8900 Liberty Circle, Englewood, Colorado 80112, by the close of business on December 27, 2013 unless a different date is determined and announced in connection with the actual scheduling of the 2014 annual meeting. If the 2014 annual meeting takes place within 30 days before or after June 6, 2014 (the anniversary of the 2013 annual meeting), to be considered for presentation at the 2014 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address on or before the close of business on April 7, 2014. If the 2014 annual meeting takes place outside of the foregoing 60 day window (such as during the second quarter of 2014, which we currently intend to be the case), to be considered for presentation at the 2014 annual meeting, a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2014 annual meeting is communicated to stockholders or public disclosure of the date of the 2014 annual meeting is made, whichever occurs first.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.starz.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our Annual Report on Form 10-K for the year ended December 31, 2012, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Starz, 8900 Liberty Circle, Englewood, Colorado 80112, Tel. No. (855) 807-2929, and we will provide you with the Annual Report without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

RESTATED CERTIFICATE OF INCORPORATION
OF
STARZ

        STARZ, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          (1)   The name of the Corporation is Starz. The original Certificate of Incorporation of the Corporation was filed on May 7, 2007. The name under which the Corporation was originally incorporated is ANLBC/LA Holdings Inc.

          (2)   This Restated Certificate of Incorporation restates and further amends the Restated Certificate of Incorporation of the Corporation, as heretofore amended.

          (3)   This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          (4)   Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

 ARTICLE I

NAME

        The name of the corporation is Starz (the "Corporation").

ARTICLE II

REGISTERED OFFICE

        The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is the Corporation Service Company.

ARTICLE III

PURPOSE

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same may be amended from time to time, the "DGCL").

ARTICLE IV

AUTHORIZED STOCK

        The total number of shares of capital stock which the Corporation will have authority to issue is four billion, one hundred twenty five million (4,125,000,000) shares, of which:

          (1)   four billion, seventy five million (4,075,000,000) shares will be of a class designated as Common Stock, par value $0.01 per share ("Common Stock"), and such class will be divided into series as follows:

    a.
    two billion (2,000,000,000) shares of Common Stock will be of a series designated as "Series A Common Stock" (the "Series A Common Stock");

    b.
    seventy five million (75,000,000) shares of Common Stock will be of a series designated as "Series B Common Stock" (the "Series B Common Stock");

    c.
    two billion (2,000,000,000) shares of Common Stock will be of a series designated as "Series C Common Stock" (the "Series C Common Stock"); and

          (2)   fifty million (50,000,000) shares will be of a class designated as Preferred Stock, par value $0.01 per share ("Preferred Stock"), which are undesignated as to series and are issuable in accordance with the provisions of Article IV, Section C and the DGCL.

        Upon this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, this "Restated Certificate") becoming effective pursuant to the DGCL (the "Effective Time"), (i) each share of Series A Liberty Capital Common Stock, par value $0.01 per share ("Old Series A Liberty Capital Common Stock"), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) validly issued, fully paid and non-assessable share of Series A Common Stock, par value $0.01 per share, without any action of the holder thereof, and (ii) each share of Series B Liberty Capital Common Stock, par value $0.01 per share ("Old Series B Liberty Capital Common Stock"), issued and outstanding immediately prior to the Effective Time, shall automatically be reclassified as one (1) validly issued, fully paid and non-assessable share of Series B Common Stock, par value $0.01 per share, without any action of the holder thereof, in each case, as of the Effective Time. Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Series A Liberty Capital Common Stock or Old Series B Liberty Capital Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Series A Common Stock or Series B Common Stock, respectively.

        The description of the Common Stock and the Preferred Stock of the Corporation, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, or the method of fixing and establishing the same, are as hereinafter set forth in this Article IV.

SECTION A

CERTAIN DEFINITIONS AND INTERPRETATIONS

        Unless the context otherwise requires, the terms defined below will have, for all purposes of this Restated Certificate, the meanings herein specified:

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such Person.

        "Board of Directors" or "Board" means the Board of Directors of the Corporation and, unless the context indicates otherwise, also means, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Corporation with respect to such matter.

        "Code" means the Internal Revenue Code of 1986, as amended, and any successor thereto.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by agreement, or otherwise. The terms "Controls", "Controlled" and "Controlling" will have corresponding meanings.

        "Convertible Securities" means (x) any securities of the Corporation (other than shares of any series of Common Stock) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Corporation or any other Person, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Corporation), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise.

        "Equity Stock" means any and all shares, interests, participation rights or other equivalents (however designated, whether voting or nonvoting) of capital stock, membership interests or equivalent ownership interests in or issued by the Corporation; it being understood that Equity Stock shall include shares of Common Stock of the Corporation.

        "Person" means (a) an individual or any corporation, partnership, limited liability company, estate, trust, association, private foundation, joint stock company or any other entity, (b) a "group" as the term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); but shall not include an underwriter that participates in a public offering of stock (including Equity Stock) for a period of 90 days following purchase by such underwriter of such stock, and (c) a "person" as such term is used in Section 355(e) of the Code.

        "Series A Convertible Securities" means Convertible Securities convertible into or exercisable or exchangeable for Series A Common Stock.

        "Series B Convertible Securities" means Convertible Securities convertible into or exercisable or exchangeable for Series B Common Stock.

        "Series C Convertible Securities" means Convertible Securities convertible into or exercisable or exchangeable for Series C Common Stock.

        "Underlying Securities" means, with respect to any class or series of Convertible Securities, the class or series of securities into which such class or series of Convertible Securities are directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly.

SECTION B

SERIES A COMMON STOCK, SERIES B COMMON STOCK AND
SERIES C COMMON STOCK

        Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock will, except as otherwise provided in this Restated Certificate, be identical in all respects and will have equal rights, powers and privileges.

        1.    Voting Rights.

        Holders of shares of Series A Common Stock will be entitled to one vote for each share of such stock held of record, and holders of shares of Series B Common Stock will be entitled to ten votes for each share of such stock held of record, on all matters that may be submitted to a vote of stockholders of the Corporation (regardless of whether such holders are voting together with the holders of shares of all Voting Securities (as defined below), or as a separate class with the holders of shares of one or more series of Common Stock or Preferred Stock, or as a separate series of Common Stock, or otherwise). Holders of shares of Series C Common Stock will not be entitled to any voting powers, except as (and then only to the extent) otherwise required by the laws of the State of Delaware. If a vote or consent of the holders of shares of Series C Common Stock should at any time be required by the laws of the State of Delaware on any matter, the holders of shares of Series C Common Stock will be entitled to one-hundredth (1/100) of a vote on such matter for each share of Series C Common Stock held of record.

        Except (A) as may otherwise be required by the laws of the State of Delaware, (B) as may otherwise be provided in this Restated Certificate, or (C) as may otherwise be provided in any Preferred Stock Designation (as defined in Article IV, Section C), the holders of outstanding shares of

Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preferred Stock Designation, will vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, and irrespective of the provisions of Section 242(b)(2) of the DGCL, any proposed amendment to this Restated Certificate required to be voted on by the stockholders of the Corporation that would (x) increase (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established or (y) decrease (i) the number of authorized shares of Common Stock or any series thereof, (ii) the number of authorized shares of Preferred Stock or any series thereof or (iii) the number of authorized shares of any other class or series of capital stock of the Corporation hereafter established (but, in each case, not below the number of shares of such class or series of capital stock, as the case may be, then outstanding)), and no separate class or series vote or consent of the holders of shares of any class or series of capital stock of the Corporation will be required for the approval of any such matter.

        The term "Voting Securities" means the Series A Common Stock, the Series B Common Stock and any series of Preferred Stock which by the terms of its Preferred Stock Designation is designated as a Voting Security, provided that each such series of Preferred Stock will be entitled to vote together with the other Voting Securities only as and to the extent expressly provided for in the applicable Preferred Stock Designation.

        2.    Conversion Rights.

        (a)   Each share of Series B Common Stock will be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder's certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common Stock represented by such certificate certificates and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Common Stock to be issued and, if less than all of the shares of Series B Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate representing such remaining shares of Series B Common Stock to be issued. If so required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this Article IV, Section B.2(a) will be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder, and will, if required by the last sentence of Article IV, Section B.2(b), be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation will issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder will be entitled as herein provided. If less than all of the shares of Series B Common Stock represented by any one certificate are to be converted, the Corporation will issue and deliver to such holder or such holder's nominee or nominees a new certificate representing the shares of Series B Common Stock not converted. Such conversion will be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion will be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B

Common Stock outstanding from time to time will be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series A Common Stock and shares of Series C Common Stock are not convertible into shares of any other series of Common Stock.

        (b)   The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of certificates representing shares of Common Stock on conversion of shares of Series B Common Stock pursuant to this Article IV, Section B.2. The Corporation will not, however, be required to pay any tax that may be payable in respect of any issue or delivery of certificates representing any shares of Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery will be made unless and until the person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

        3.    Dividends.

        Whenever a dividend, other than a dividend that constitutes a Share Distribution, is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay to the holders of each other series of Common Stock then outstanding an equal dividend per share. Dividends will be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor. Whenever a Share Distribution is paid to the holders of any series of Common Stock then outstanding, the Corporation will also pay a Share Distribution to the holders of each other series of Common Stock then outstanding, as provided in Article IV, Section B.4 below. For purposes of this Article IV, Section B.3 and Article IV, Section B.4, a "Share Distribution" means a dividend or distribution (including a distribution made in connection with any stock-split, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Corporation) payable in shares of any class or series of capital stock, Convertible Securities or other securities of the Corporation or any other Person.

        4.    Share Distributions.

        If at any time a Share Distribution is to be made with respect to any series of Common Stock, such Share Distribution may be declared and paid only as follows:

          (a)   a Share Distribution (i) consisting of shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis, or (ii) consisting of (x) shares of Series A Common Stock or Series A Convertible Securities may be declared and paid to holders of Series A Common Stock, on an equal per share basis, (y) shares of Series B Common Stock or Series B Convertible Securities may be declared and paid to holders of Series B Common Stock, on an equal per share basis, and (z) shares of Series C Common Stock or Series C Convertible Securities may be declared and paid to holders of Series C Common Stock, on an equal per share basis; or

          (b)   a Share Distribution consisting of any class or series of securities of the Corporation or any other Person, other than Series A Common Stock, Series B Common Stock or Series C Common Stock (or Series A Convertible Securities, Series B Convertible Securities or Series C Convertible Securities), may be declared and paid on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis, to the holders of each such series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in connection with a Share Distribution pursuant to clause (ii) or clause (iii), (1) such separate classes or series of securities (and, if the distribution consists of Convertible

  Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable), with holders of shares of Series B Common Stock receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion and share distribution, as applicable) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (2) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).

        5.    Reclassification.

        The Corporation will not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock, on an equal per share basis. Any such reclassification, subdivision or combination must also be approved in accordance with the requirements set forth in Article IX of this Restated Certificate.

        6.    Liquidation and Dissolution.

        In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the payment in full of the preferential or other amounts to which any series of Preferred Stock are entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of Series C Common Stock will share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to the holders of Common Stock. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation will itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article IV, Section B.6.

SECTION C

PREFERRED STOCK

        The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights and qualifications, limitations or restrictions thereof, as will be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a "Preferred Stock Designation"). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which will be filed as required by law), will, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

            (i)  the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

           (ii)  the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series will be cumulative, if dividends on stock of such series will be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

          (iii)  the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

          (iv)  the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

           (v)  the voting powers, if any, of the holders of such series, including whether such series will be a Voting Security and, if so designated, the terms and conditions on which the holders of such series may vote together with the holders of any other class or series of capital stock of the Corporation;

          (vi)  the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

         (vii)  any other relative rights, powers, preferences and limitations, if any, of such series.

        The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing, designating and issuing various series of the Preferred Stock and determining the powers, designations, preferences and relative, participating, optional or other rights of such series of Preferred Stock, if any, and the qualifications, restrictions or limitations thereof, if any, to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Restated Certificate. All shares of any one series of the Preferred Stock will be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series will have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof will be required for any amendment to this Restated Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

        Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes will have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

        The governing body of the Corporation will be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors will not be less than three (3) and the exact number of directors will be fixed by the Board of Directors by resolution. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

        Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors will expire at the annual meeting of stockholders in 2014; the term of office of the initial Class II directors will expire at the annual meeting of stockholders in 2012; and the term of office of the initial Class III directors will expire at the annual meeting of stockholders in 2013. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director's earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class.

 SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, will be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor will have been elected and qualified or until such director's earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors will shorten the term of any incumbent director, except as may be provided with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

        1.    Limitation On Liability.

        To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation will not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 will be prospective only and will not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

        2.    Indemnification.

        (a)    Right to Indemnification.    The Corporation will indemnify, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person. Such right of indemnification will inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation will be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors.

        (b)    Prepayment of Expenses.    The Corporation will pay the expenses (including attorneys' fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

        (c)    Claims.    If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful, will be entitled to be paid the expense (including attorney's fees) of prosecuting such claim to the fullest extent permitted by Delaware law. In any such action the Corporation will have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

        (d)    Non-Exclusivity of Rights.    The rights conferred on any person by this paragraph will not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

        (e)    Other Indemnification.    The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        3.    Amendment or Repeal.

        Any amendment, modification or repeal of the foregoing provisions of this Section E will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

TERM

        The term of existence of this Corporation shall be perpetual.

ARTICLE VII

STOCK NOT ASSESSABLE

        The capital stock of this Corporation shall not be assessable. It shall be issued as fully paid, and the private property of the stockholders shall not be liable for the debts, obligations or liabilities of this Corporation. This Restated Certificate shall not be subject to amendment in this respect.

ARTICLE VIII

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

        Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Restated Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, will be called by the Secretary of the Corporation (i) upon the written request of the holders of not less than 66 2/3% of the total voting power of the then outstanding Voting

Securities entitled to vote thereon or (ii) at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

        No action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied; provided, however, that notwithstanding the foregoing, holders of any series of Preferred Stock may take action by written consent to the extent provided in a Preferred Stock Designation with respect to such series.

ARTICLE IX

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

        Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 66 2/3% of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Corporation to take any action to authorize:

            (i)  the amendment, alteration or repeal of any provision of this Restated Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (i) will not apply to any such amendment, alteration, repeal, addition or insertion (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

           (ii)  the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (ii) will not apply to, and no vote of the stockholders of the Corporation will be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Restated Certificate;

          (iii)  the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (iii) will not apply to any such merger or consolidation (A) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation's stockholders, or (B) that at least 75% of the members of the Board of Directors then in office have approved;

          (iv)  the sale, lease or exchange of all, or substantially all, of the property or assets of the Corporation; provided, however, that this clause (iv) will not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

           (v)  the dissolution of the Corporation; provided, however, that this clause (v) will not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

        Subject to the foregoing provisions of this Article IX, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Restated Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article IX.

        IN WITNESS WHEREOF, the undersigned has executed this Restated Certificate of Incorporation this [    ] day of [    ], 2013.

STARZ
By:
Name:
Title:

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01MXEA 1 U PX + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 2, 4, 5, 6, 7 and 8 and in favor of every 3 YRS for Proposal 3. 1 Yr 2 Yrs 3 Yrs Abstain 2. The say-on-pay proposal, to approve, on an advisory basis, the compensation of our named executive officers. 3. The say-on-frequency proposal, to approve, on an advisory basis, the frequency at which stockholders are provided an advisory vote on the compensation of named executive officers. 4. A proposal to amend and restate the current charter to recapitalize the company by deleting the provisions relating to our company’s Capital and Starz tracking stock groups. 5. A proposal to amend and restate the current charter to recapitalize our company by creating a new class of our company’s common stock, which is divided into three series. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. 01 - Gregory B. Maffei 02 - Irving L. Azoff 1. Election of Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 8. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2013. 03 - Susan M. Lyne For Withhold For Against Abstain 6. A proposal to amend and restate the current charter to reclassify each share of each series of our company’s existing Liberty Capital common stock into one share of the corresponding series of our company’s common stock. 7. A proposal to amend and restate the current charter to make certain conforming changes as a result of the charter proposals. For Against Abstain For Against Abstain For Against Abstain For Against Abstain For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 1 6 2 6 5 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Central Time, on June 6, 2013 Vote by Internet • Go to www.envisionreports.com/STRZA • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS June 6, 2013 The undersigned hereby appoint(s) Scott D. Macdonald and J. Steven Beabout, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A Liberty Capital common stock or Series B Liberty Capital common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on June 6, 2013, at the Beverly Hilton Hotel at 9876 Wilshire Boulevard, Beverly Hills, California 90210, and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2, 4, 5, 6, 7 and 8, and in favor of every 3 YRS for Proposal 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 4, 5, 6, 7 AND 8, AND IN FAVOR OF “3 YRS” FOR PROPOSAL 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE CONTINUED AND TO BE SIGNED ON REVERSE SIDE Proxy — STARZ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE